UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
FBR & CO.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

FBR & CO.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

FBR & Co., a Virginia corporation, will hold its annual meeting of shareholders at the Le Meridien Hotel, 1121 Nineteenth Street North, Arlington, Virginia, on Tuesday, June 5, 2012, at 9:00 a.m., for the following purposes:

1.	To elect eight directors for a term of one year each;

2.	To approve an amendment to the company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of common stock of the company at a reverse stock split ratio of 1-for-4, 1-for-8, or some ratio between those two ratios, as may be selected by the Board of Directors within 12 months of the date of the annual meeting if this amendment is approved by shareholders;

3.	To consider a non-binding advisory vote on the compensation of our named executive officers, as disclosed in the accompanying proxy statement;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

5.	To transact such other business as may properly come before the annual meeting of shareholders or any adjournment or postponement thereof.

Only holders of shares of our company’s common stock outstanding at the close of business on the record date, April 10, 2012, are entitled to notice of, and to vote at, the annual meeting of shareholders.

A list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for the ten day period prior to the annual meeting at our company’s principal executive office, which is located at 1001 Nineteenth Street North, Arlington, Virginia 22209.

Whether or not you plan to attend the annual meeting, it is important that your shares are represented and voted. You may authorize your proxy over the Internet or by telephone as described on the proxy card attached to the accompanying proxy statement. Alternatively, you may authorize your proxy and instruct the proxies named in the proxy card attached to the accompanying proxy statement how to vote by signing and returning the proxy card in the envelope provided. Once you authorize your proxy, you may revoke your proxy by executing and delivering to us a later dated proxy card, by subsequently authorizing your proxy over the Internet or by telephone, by sending a written revocation of your proxy to our Corporate Secretary at our principal executive office or by attending the annual meeting and voting in person. If you hold your shares in “street name” (i.e., through a bank, broker or other nominee), you will receive from your nominee instructions that you must follow in order to provide voting instructions to your nominee, or you may contact your nominee directly to request these instructions. If you hold your shares in street name, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.

By Order of the Board of Directors,

William J. Ginivan
Executive Vice President and General Counsel

Arlington, Virginia

May 7, 2012

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2012

This notice, our 2012 proxy statement attached to this notice and our 2011 annual report to shareholders are available free of charge on our website at www.fbr.com under “Investor Relations.”

FBR & CO.

1001 Nineteenth Street North

Arlington, Virginia 22209

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 5, 2012

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The Solicitation of Proxies

The Board of Directors (“Board” or “Board of Directors”) of FBR & Co. (“we,” “us,” “our,” “our company” or “FBR”) is soliciting your proxy in connection with the 2012 annual meeting of shareholders to be held at the Le Meridien Hotel, 1121 Nineteenth Street North, Arlington, Virginia, on June 5, 2012, at 9:00 a.m. At the annual meeting, shareholders will consider and vote on the proposals described in this proxy statement. The mailing address of our principal executive office is 1001 Nineteenth Street North, Arlington, Virginia 22209. Our proxy materials, including this proxy statement and the accompanying proxy card, together with the Notice of Annual Meeting of Shareholders and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are first being mailed to shareholders on or about May 11, 2012.

The solicitation of proxies is being made primarily by the use of standard mail. We will pay the cost of preparing and mailing this proxy statement and accompanying proxy materials, and the cost of any supplementary solicitations, which may be made by standard mail, e-mail, telephone or personally by our directors, officers or employees. None of our directors, officers or employees will receive any additional or special compensation for soliciting your proxy. We will, on request, reimburse brokers, banks and other nominees for their reasonable expenses in sending our proxy materials and voting instruction forms to street name holders to obtain their voting instructions.

Who Can Vote

You are entitled to vote your FBR common stock if our records show that you held your shares at the close of business on the record date, April 10, 2012. At the close of business on that date, a total of 55,274,401 shares of FBR common stock were outstanding and entitled to vote. Each share of FBR common stock is entitled to one vote. Cumulative voting is not permitted.

How to Vote

You may authorize your proxy over the Internet or by telephone as described on the proxy card accompanying this proxy statement. Alternatively, you may authorize your proxy and instruct the proxies named in the proxy card how to vote by signing and returning the proxy card in the envelope provided. Once you authorize your proxy, you may revoke your proxy by executing and delivering to us a later dated proxy card, by subsequently authorizing your proxy over the Internet or by telephone, by sending a written revocation of your proxy to our Corporate Secretary at our principal executive office or by attending the annual meeting and voting in person.

If you hold your shares in street name (i.e., through a bank, broker or other nominee), you will receive from your nominee instructions that you must follow in order to provide voting instructions to your nominee, or you may contact your nominee directly to request these instructions. If you hold your shares in street name, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.

Matters to be Presented

At the annual meeting, shareholders will consider and vote on:

1.	To elect eight directors for a term of one year each;

2.	To approve an amendment to the company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of common stock of the company at a reverse stock split ratio of 1-for-4, 1-for-8, or some ratio between those two ratios, as may be selected by the Board of Directors within 12 months of the date of the annual meeting if this amendment is approved by shareholders;

3.	To consider a non-binding advisory vote on the compensation of our named executive officers, as disclosed in the accompanying proxy statement;

4.	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

5.	To transact such other business as may properly come before the annual meeting of shareholders or any adjournment or postponement thereof.

We are not now aware of any other matters to be presented at the annual meeting. If any other matters are properly presented at the annual meeting, the proxies will vote your shares, if authorized, in accordance with the recommendation of our Board of Directors or use their own judgment to determine how to vote your shares.

Attending the Annual Meeting in Person

If you would like to attend the annual meeting in person, you will need to bring an account statement or other evidence acceptable to us as proof of ownership of your shares as of the close of business on the record date. If you hold your shares in street name and wish to vote in person at the annual meeting, you will need to contact your nominee and obtain a proxy from your nominee and bring it to the annual meeting.

Quorum Requirement

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. A quorum is required to conduct the annual meeting. If (1) you have authorized your proxy over the Internet or by telephone or by signing and returning the proxy card and you have not revoked your proxy or (2) you attend the annual meeting and vote in person, your shares will be counted for the purpose of determining whether there is a quorum. Abstentions and shares of record held by brokers, banks or nominees that are voted on any matter will be included in determining whether a quorum is present.

Vote Required for Each Matter to be Presented at the Annual Meeting

Proposal 1

If a quorum is present at the annual meeting, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Votes withheld and shares held in street name that are not voted on this proposal (i.e., broker non-votes) will not have an impact on the outcome of the vote on the election of directors.

Proposal 2

If a quorum is present at the annual meeting, the amendment to our company’s Amended and Restated Articles of Incorporation to effect a reverse stock split will be approved if a majority of the votes entitled to be cast are cast in favor of the proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Proposal 3

The advisory vote on executive compensation is not binding on the company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding compensation of our named executive officers. Abstentions and broker non-votes will not have an impact on this proposal.

Proposal 4

If a quorum is present at the annual meeting, the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2012 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will not have an impact on the outcome of the vote on this proposal.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the election of each nominee for director, “FOR” the approval of the amendment to the company’s Amended and Restated Articles of Incorporation to effect a reverse stock split, “FOR” the approval of the non-binding advisory vote on the compensation of our named executive officers, and “FOR” the ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Shareholders should specify their choice for each matter on the enclosed proxy card. All proxies that are signed and returned without specific instructions given will be voted “FOR” the election of all nominees for director, “FOR” the amendment to the Amended and Restated Articles of Incorporation to effect a reverse stock split, “FOR” the approval of the non-binding advisory vote on the compensation of our named executive officers, and “FOR” the ratification of the appointment of PwC.

How Votes Are Counted

As noted above, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter. A quorum is required to conduct the annual meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you withhold your vote in the election of directors or abstain from voting on some or all matters introduced at the meeting. Shares held in street name that are voted on routine proposals by brokers, banks or nominees will be counted in determining whether a quorum is present. Shares held in street name that are not voted on any matter will not be included in determining whether a quorum is present.

Voting by Record Holders

If you hold shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may either vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees for election to the Board of Directors, and you may vote for, against, or abstain from the approval of the amendment to the Amended and Restated Articles of Incorporation to effect a reverse stock split, the approval of the non-binding advisory vote on the compensation of our named executive officers and the ratification of the appointment of PwC as our independent registered public accounting firm. If you just submit your proxy without voting instructions, the proxies will vote your shares as recommended by our Board of Directors. See “Board Recommendation” above.

Voting By Street Name Holders

If your shares are held in street name by a broker, bank or other nominee, follow the voting instructions you receive from your nominee. If you want to vote in person, you must obtain a legal proxy from your nominee and bring it to the meeting. If you do not submit voting instructions to your nominee, your nominee may still be permitted to vote your shares under the following circumstances:

•

Routine proposals.    Generally, under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks or other nominees have discretionary power to vote indirectly held shares on routine proposals if they have not received the beneficial owner’s voting instructions. The ratification of the appointment of the independent registered public accounting firm and the approval of the amendment to the Amended and Restated Articles of Incorporation to effect a reverse stock split are routine proposals. Therefore, brokers, banks and other nominees that do not receive instructions from street name holders may vote on this proposal in their discretion.

•

Non-routine proposals.    Under the NYSE rule described above, a broker non-vote results when the beneficial owner fails to give voting instructions on a non-routine proposal to its bank, broker or other nominee. When a proposal is not a “routine” matter and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the bank, broker or other nominee cannot vote the shares on that proposal. It is important therefore that you provide instructions to your bank, broker or other nominee with respect to your vote on these non-routine matters. The election of directors and the approval of the non-binding advisory vote on the compensation of our named executive officers are non-routine proposals.

Revoking Your Proxy

If your shares are held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you hold your shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, and wish to revoke your proxy instructions, you must advise the Corporate Secretary in writing before the proxies vote your common stock at the meeting, deliver a later dated proxy by Internet, telephone or mail or attend the meeting and vote your shares in person. Attendance at the meeting, by itself, is not sufficient to revoke your proxy instructions.

Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2011

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including our consolidated financial statements and the notes thereto, is enclosed with this proxy statement. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is also available online on our website at www.fbr.com under “Investor Relations.” For additional printed copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, please contact our Investor Relations department in writing at the following address: Investor Relations, c/o FBR & Co., 1001 Nineteenth Street North, Arlington, Virginia 22209. Shareholders may also contact our Investor Relations department by telephone at (703) 312-9678 or by e-mail at fbcmir@fbr.com.

Electronic Delivery of Proxy Materials

You may access this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 on our website at www.fbr.com under “Investor Relations.” If you would like to reduce our costs of printing and mailing proxy materials for next year’s annual meeting of shareholders, you can opt to receive all future proxy statements, proxy cards and Annual Reports on Form 10-K (“proxy materials”) electronically via e-mail or the Internet rather than in printed form. If you hold shares of our common stock in your own name as a holder of record, you may sign up for electronic delivery of future proxy materials by contacting American Stock Transfer & Trust Company and following its procedure. Electronic delivery will continue in future years until you revoke your election by sending a written request to the Corporate Secretary at the following address: Corporate Secretary, c/o FBR & Co., 1001 Nineteenth Street North, Arlington, Virginia 22209. If your shares are held in street name and you wish to register for electronic delivery of future proxy materials, you should review the information provided in the proxy materials mailed to you by your broker, bank or other nominee. If you have agreed to electronic delivery of proxy materials, but wish to receive printed copies, please contact the Corporate Secretary at the address provided above or your broker, bank or other nominee in accordance with their procedures.

Householding

The rules of the Securities and Exchange Commission (“SEC”) permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single copy of such proxy materials addressed to those shareholders. This practice, commonly referred to as “householding,” is designed to reduce our printing and postage costs. Shareholders who hold shares in street name may contact their intermediaries to request information about householding.

Once you have received notice from your intermediary, or us, that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of our proxy materials and wish to receive a separate copy for each shareholder at your household, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your intermediary if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our Corporate Secretary at the following address: Corporate Secretary, c/o FBR & Co., 1001 Nineteenth Street North, Arlington, Virginia 22209.

Shareholder Proposals and Nominations for the 2013 Annual Meeting

Shareholders may submit proposals for inclusion in our proxy statement for our 2013 annual meeting, nominate individuals for election at our 2013 annual meeting of shareholders and propose other business for consideration by our shareholders at our 2013 annual meeting of shareholders. The following describes certain procedures and deadlines applicable to these shareholder proposals:

•

Shareholder Proposals for Inclusion in 2013 Proxy Statement.    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals that shareholders seek to have included in the proxy statement for our 2013 annual meeting of shareholders must be received by our Corporate Secretary no later than January 3, 2013.

•

Other Shareholder Proposals and Nominations.    Our Amended and Restated Bylaws, which are available on our website as discussed below, govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which matters are not otherwise included in our proxy statement for that meeting. Under our Amended and Restated Bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder entitled to vote who has delivered a notice to our Corporate Secretary no later than the close of business on March 6, 2013, and no earlier than February 4, 2013. The notice must contain the information required by our Amended and Restated Bylaws.

The advance notice provisions of our Amended and Restated Bylaws are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a shareholder in connection with the 2013 annual meeting will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice provisions of our Amended and Restated Bylaws, subject to applicable rules of the SEC. Copies of our Amended and Restated Bylaws are available on our website at www.fbr.com under “Corporate Governance” or may be obtained from the Corporate Secretary at the address referred to above under “Electronic Delivery of Proxy Materials” above.

PROPOSAL 1 —

ELECTION OF DIRECTORS

Eric F. Billings, the Chairman of our Board of Directors, has advised us that he is retiring from the Board at the end of his current term and, therefore, will not stand for election at the 2012 annual meeting of shareholders. At this time we have chosen not to fill the resulting vacancy, and as a result, eight directors will be elected to our Board of Directors at the annual meeting. We expect that Richard J. Hendrix, our President and Chief Executive Officer, will be elected as the Chairman of our Board of Directors at the first meeting of the Board following our annual meeting of shareholders. We believe that the existing strong role of our independent Lead Director, which we established in 2008 as part of our Corporate Governance Guidelines, makes the election of Mr. Hendrix as the Chairman of our Board of Directors appropriate and represents the best board leadership structure for our company at this time. For a more complete discussion, see “Our Board of Directors, its Committees and Corporate Governance — Board Leadership Structure and Role in Risk Oversight.”

Our Board of Directors currently has nine directors. The Board of Directors stands for election at each general meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. If elected, these directors will serve for a one-year term expiring at the 2013 annual meeting of shareholders. The Nominating and Corporate Governance Committee has recommended for nomination, and the Board of Directors has nominated, each of the nominees listed below under the heading “— Nominees for Election as Directors.” All of the nominees are currently serving as members of our Board. Each nominee has agreed to be named in this proxy statement and to serve if elected.

Although we know of no reason why any of the nominees for director listed below would not be able to serve, if unforeseen circumstances (e.g., death or disability) make it necessary for the Board of Directors to propose a substitute nominee for any of the nominees named below, and you have authorized the proxies to vote your shares for the election of the nominees named below, the proxies will vote your shares for that substitute nominee. Proxies cannot be voted at the annual meeting for more than these eight nominees, except as described above.

Unless you direct otherwise in the proxy card, the persons named as proxies in the proxy card will vote your proxy for the election of each of the nominees listed below.

Nominees for Election as Directors

REENA AGGARWAL, 54, is a member of our Board of Directors, a position she has held since March 2011. Since 2009, Dr. Aggarwal has been the Robert E. McDonough Professor of Business Administration and since 2000, Professor of Finance at Georgetown University’s McDonough School of Business. She has held various positions at Georgetown University’s McDonough School of Business including, Deputy Dean in 2006 to 2008, and Interim Dean in 2004 to 2005. She was a FINRA Academic Fellow in 2007 and 2008, a visiting Professor of Finance at Massachusetts Institute of Technology’s Sloan School of Management in 2005 and 2006, a Visiting Research Scholar at the International Monetary Fund during 2003 and 2004, an Academic Fellow at the U.S. Securities and Exchange Commission from 1997 through 1999, and Fulbright Scholar to Brazil in 1990 and 1991. She is the Director of the Center for Financial Markets and Policy at Georgetown University. From 2006 through March 2011, Ms. Aggarwal served as a Trustee of FBR Funds. She has served as a Trustee of IndexIQ since 2008. Dr. Aggarwal has a Master of Management Studies from B.I.T.S. in Pilani, India and a Ph.D. in Finance from the University of Maryland.

Based on Dr. Aggarwal’s expertise on matters relating to public offerings, institutional investors, stock markets, corporate governance and securities market regulations, the Board has determined that Dr. Aggarwal is qualified to serve as a director.

RICHARD J. HENDRIX, age 46, is our President, a position he has held since our formation in June 2006, and Chief Executive Officer, a position he has held since January 1, 2009. He has served as a director of our company since June 2006. From February 2007 through February 2008, Mr. Hendrix served as a Member of the Office of the Chief Executive of Arlington Asset Investment Corp. (“Arlington Asset”), our previous parent company. From April 2004 to February 2007, Mr. Hendrix served as President and Chief Operating Officer of Arlington Asset. Between April 2003 and April 2004, Mr. Hendrix served as Chief Investment Officer of Arlington Asset. Prior to March 2003, Mr. Hendrix served as the President and Chief Operating Officer of FBR Asset Investment Corporation in addition to heading the Real Estate and Diversified Industrials Investment Banking Groups at FBR. Prior to joining FBR in 1999, Mr. Hendrix was a Managing Director of PNC Capital Markets’ investment banking group. Mr. Hendrix previously also headed PNC Capital Markets asset-backed securities business. Mr. Hendrix joined PNC in 1987 and was appointed by PNC to work with FBR in 1997 in connection with a strategic alliance between the two companies. Mr. Hendrix is a member of the Board of Trustees of Flint Hill School.

Based on Mr. Hendrix’s experience in the financial services industry, prior experience in a number of positions within our company, including as our President and Chief Executive Officer, the Board has determined that Mr. Hendrix is qualified to serve as a director.

THOMAS J. HYNES, JR., age 72, is a member of our Board of Directors, a position he has held since January 2007. Mr. Hynes is Co-Chairman and Chief Executive Officer of Colliers International-Boston, a commercial real estate services firm. Mr. Hynes has been employed by Colliers International-Boston and its predecessor companies since 1965, during which time he has held various offices including being appointed President in 1988 and Chairman in 2007. Mr. Hynes also serves as Chairman of the Board of Trustees of Emmanuel College, a board member and member of the Executive Committee of A Better City, a non-profit membership organization supporting infrastructure investments in the Boston area, director of the Massachusetts Business Roundtable, a non-profit, non-partisan, statewide public affairs organization that represents Massachusetts’ leading industry and business enterprises, where he served as Chairman from 2004 to 2006, member of the Board of Trustees of Nativity Preparatory School, an accredited, tuition-free, Jesuit middle school serving boys of all faiths from low-income families residing in Boston and as a director of the John F. Kennedy Library Foundation. From October 1996 to January 2006, Mr. Hynes served as a director of Prentiss Properties Trust, a publicly-traded real estate investment trust (“REIT”) that was acquired by Brandywine Realty Trust in January 2006.

Based on Mr. Hynes’ experience in senior capacity roles in the real estate services industry and as a director of another public company, and his leadership position as Co-Chairman and Chief Executive Officer of Colliers International-Boston and senior executive officer with other organizations, the Board has determined that Mr. Hynes is qualified to serve as a director.

ADAM J. KLEIN, age 34, is a member of our Board of Directors, a position he has held since February 2010. Mr. Klein is a Principal of Crestview Advisors, LLC (“Crestview”), a private equity firm, a position he has held since 2007 and in which he has been involved with monitoring Crestview’s interests in our company. Mr. Klein attended Harvard Business School from 2005 to 2007. Prior to attending Harvard Business School, Mr. Klein worked as an investment professional at Centennial Ventures, a venture capital firm, from 2003 to 2005, where he was involved in Centennial Venture’s investments in early- to mid-stage companies across multiple industries. Before Centennial Ventures, Mr. Klein worked in the Mergers & Acquisitions group at Compass Advisers from 2001 to 2003, advising corporations and private equity firms on a wide range of transactions. Previously, Mr. Klein worked in the Media & Telecom group at Donaldson, Lufkin & Jenrette and then Credit Suisse from 2000 through 2001. Mr. Klein is a director of SES Holdings, LLC, the parent of Select Energy Services, an oil field services company, and Synergy Energy Holdings, LLC, the parent of Bell Supply Company, an oilfield retail and distribution company. Mr. Klein received a Bachelor of Arts in Economics from Harvard College, cum laude, and a Master of Business Administration from Harvard Business School.

Based on Mr. Klein’s experience in the investment banking and financial services industries, including his role at Crestview, the Board has determined that Mr. Klein is qualified to serve as a director.

RICHARD A. KRAEMER, age 68, is a member of our Board of Directors, a position he has held since January 2007. Mr. Kraemer served as Chairman of the Board of Directors of Saxon Capital Inc., a publicly-traded mortgage REIT, from 2001 through December 2006. Mr. Kraemer also served as a trustee of American Financial

Realty Trust, a publicly-traded REIT, from 2002 through March 2008. He also serves as a director of Urban Financial Group, Inc., a bank holding company, a position he has held since 2001. From 1996 to 1999, Mr. Kraemer was Vice Chairman of Republic New York Corporation, a publicly-traded holding company for Republic National Bank. From 1993 to 1996, Mr. Kraemer was Chairman and Chief Executive Officer of Brooklyn Bancorp, a publicly-traded holding company for Crossland Federal Savings Bank.

Based on Mr. Kraemer’s experience in the accounting, banking, and financial services industries, and his leadership position as a senior executive in multiple public companies, the Board has determined that Mr. Kraemer is qualified to serve as a director. In addition, the Board has determined that Mr. Kraemer’s experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert” for purposes of membership on our Audit Committee.

RALPH S. MICHAEL, III, age 57, is a member of our Board of Directors, a position he has held since June 2009. He has served as President and Chief Executive Officer of Fifth Third Bank Greater Cincinnati, a U.S. regional banking corporation, since 2010, having previously served as President and Chief Operating Officer of The Ohio Casualty Insurance Company, a property casualty insurance company, from July 2005 until its sale in August 2007. From 2003 through July 2005, Mr. Michael served as Executive Vice President and Manager of West Commercial Banking for U.S. Bank, National Association, a commercial bank, and then as Executive Vice President and Manager of Private Asset Management with U.S. Bank. From 1979 to 2002, he held various executive and management positions with PNC Financial Services Group. Mr. Michael is a director of AK Steel Corporation, Key Energy Services, Inc., Arlington Asset, Cincinnati Center City Development Corporation and Cincinnati Bengals, Inc. He is also a trustee of Xavier University (Ohio). Previously, Mr. Michael served as a director for Integrated Alarm Services Group from 2003 to 2007 and for Ohio Casualty Corporation from 2002 to 2005. He holds a Bachelor of Arts from Stanford University and a Master of Business Administration from the Graduate School of Management of the University of California, Los Angeles.

Based on Mr. Michael’s experience in the insurance, banking and financial services industries, and his leadership position as President and Chief Operating Officer of The Ohio Casualty Insurance Company and as President and Chief Executive Officer of Fifth Third Bank Greater Cincinnati, the Board has determined that Mr. Michael is qualified to serve as a director.

THOMAS S. MURPHY, JR., age 52, is a member of our Board of Directors, a position he has held since the completion of our 2006 private offering in July 2006. Mr. Murphy is a Managing Director of Crestview, which he co-founded in 2004. Mr. Murphy retired from Goldman, Sachs & Co., an investment bank, in 2003 where he was a Partner and Managing Director. In addition to his charitable efforts, Mr. Murphy sits on the Board of Directors of Key Safety Systems, Inc. and Symbion, Inc.

Based on Mr. Murphy’s experience in the investment banking and financial services industries, and his previous leadership position as a Partner and Managing Director at Goldman, Sachs & Co. and his current leadership position as a Managing Director at Crestview, the Board has determined that Mr. Murphy is qualified to serve as a director.

ARTHUR J. REIMERS, age 57, is a member of our Board of Directors, a position he has held since January 2007. Since July 2008, Mr. Reimers has been the Board’s Lead Director. From 2001 to present, Mr. Reimers has acted as an independent investor and business consultant. Mr. Reimers joined Goldman, Sachs & Co. as an investment banker in 1981 and in 1990 became a partner of the firm. Upon Goldman, Sachs & Co.’s initial public offering in 1998, he became a Managing Director and served in that capacity until his retirement in 2001. From 1991 through 1996 Mr. Reimers served as co-head of Goldman, Sachs & Co.’s Investment Banking Advisory Business in Europe. From 1996 through 1999, Mr. Reimers served as a co-head of Goldman, Sachs & Co.’s Healthcare Group, Investment Banking Division. Mr. Reimers serves as Chairman of the Board of Directors of Rotech Healthcare, Inc., a publicly-traded healthcare company, a position he has held since March 2002. In September 2011, Mr. Reimers joined the Board of Directors of Cumulus Media, Inc., a publicly-traded media company. In addition to these public companies, Mr. Reimers is an investor and Board Member of a number of private companies. Mr. Reimers also serves on the Board of Directors of The International Justice Mission, a human rights organization, and The Connecticut Coalition for Achievement Now, an education reform advocacy organization. Mr. Reimers is currently an assistant adjunct professor at Miami University and sits on the investment committee of the Miami University Foundation. Mr. Reimers has a Bachelor of Science from Miami University and a Masters of Business Administration with High Distinction from the Harvard Business School.

Based on Mr. Reimers experience in the financial services industry, as a director of multiple publicly traded companies, his leadership position as Chairman of the Board of Directors of Rotech Healthcare, Inc., and as a Partner and Managing Director of Goldman Sachs & Co., the Board has determined that Mr. Reimers is qualified to serve as a director. In addition, the Board has determined that Mr. Reimers’ experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert” for purposes of membership on our Audit Committee.

Vote Required

If a quorum is present at the annual meeting, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Votes withheld and broker non-votes will not have an impact on the outcome of the vote on this proposal.

Recommendation Regarding Proposal 1:

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NOMINEE FOR ELECTION

TO OUR BOARD OF DIRECTORS.

PROPOSAL 2 —

APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FBR & CO. TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT A REVERSE STOCK SPLIT RATIO OF 1-FOR-4, 1-FOR-8, OR SOME RATIO BETWEEN THOSE RATIOS, AS MAY BE SELECTED BY THE BOARD OF DIRECTORS WITHIN 12 MONTHS OF THE DATE OF THE ANNUAL MEETING IF THIS AMENDMENT IS APPROVED BY SHAREHOLDERS

The Board of Directors has adopted, and recommends that our shareholders approve, an amendment to our Amended and Restated Articles of Incorporation, the form of which is attached as Appendix A to this proxy statement (the “Reverse Stock Split Amendment”), to effect a reverse stock split of our outstanding shares of common stock at a reverse stock split ratio of 1-for-4, 1-for-8, or some ratio between those ratios, as may be selected by the Board of Directors following shareholder approval. The range of potential reverse stock split ratios that may be selected by the Board of Directors as described in the immediately preceding sentence is referred to as the “Range of Possible Reverse Stock Split Ratios.” If the Reverse Stock Split Amendment is approved, the Board of Directors will, in its sole discretion, have the authority to implement the reverse stock split at one and only one ratio within the Range of Possible Reverse Stock Split Ratios at any time on or before a date that is within 12 months from June 5, 2012 without further shareholder action. In addition, the Board of Directors reserves the right, in its sole discretion, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the reverse stock split if, at any time, the Board of Directors, in its sole discretion, determines that it is no longer in our company’s best interests and the best interests of our shareholders to proceed with the reverse stock split. If the Board of Directors does not implement the reverse stock split by a date that is within 12 months from June 5, 2012, the authority granted in this proposal to implement the reverse stock split will terminate.

We believe that the availability of an approved Range of Possible Reverse Stock Split Ratios will provide us with the flexibility to implement the reverse stock split at the time and in a manner designed to maximize the anticipated benefits to us and our shareholders. In determining which reverse stock split ratio to implement, if any, following the receipt of shareholder approval, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

•	our ability to continue our listing on the NASDAQ Global Select MarketSM;

•	which reverse split ratio would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.

The reverse stock split, if implemented, will become effective upon the filing and effectiveness of the Reverse Stock Split Amendment with the State Corporation Commission of the Commonwealth of Virginia. Assuming the shareholders approve the Reverse Stock Split Amendment, the exact timing of the filing of the amendment will be determined by the Board of Directors, in its sole discretion, based on its evaluation as to when such action will be the most advantageous to our company and our shareholders.

Reasons for the Reverse Stock Split

The Board of Directors adopted the Reverse Stock Split Amendment, subject to its right to abandon the reverse stock split as described above, with the primary intent of increasing the trading price of our common stock. As of the date of this proxy statement, our common stock is publicly traded and listed on the NASDAQ Global Select Market SM under the symbol “FBRC.” The Board of Directors believes that, in addition to increasing the trading price of our common stock, the reverse stock split, if implemented, will also reduce certain of our costs, such as NASDAQ Global Select Market SM listing fees, and will make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, the Board of Directors believes that approval of the Reverse Stock Split Amendment is in the best interests of our company and our shareholders.

The closing sale price of our common stock on April 10, 2012 was $2.42 per share. We believe that the reverse stock split, if implemented, will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to more readily invest in our common stock. In addition, we believe that, if approved and implemented by the Board of Directors, a reverse stock split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock. However, some investors may view the reverse stock split negatively since it would reduce the number of shares of our common stock available in the public market.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share trading price of our common stock. Other factors, however, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if implemented, will result in the intended benefits described above, that the trading price of our common stock will increase following the reverse stock split or that the trading price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the reverse stock split will increase in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

General Effects of the Reverse Stock Split

If our shareholders approve this proposal and the Board of Directors implements the reverse stock split, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse split ratio selected by the Board of Directors. Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NASDAQ Global Select MarketSM. Following the reverse stock split, if implemented, our common stock will continue to be listed on the NASDAQ Global Select MarketSM under the symbol “FBRC” although it will be considered a new listing with a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. See “— Issuance of New Book-Entry Shares; Exchange of Certificates” below.

The reverse stock split will not change the terms of our common stock. Our common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests or proportionate voting power.

Effect On Our 2006 Long-Term Incentive Plan

As of April 10, 2012, there were 6,939,833 shares of common stock subject to stock options, 236,377 shares of unvested restricted stock and 7,979,683 shares of common stock underlying restricted stock units under our 2006 Long-Term Incentive Plan (the “2006 LTIP”). Under the 2006 LTIP, the Compensation Committee of the Board of Directors has sole discretion to determine the appropriate adjustment to the awards granted under the 2006 LTIP in the event of a reverse stock split; provided that the number of shares subject to the adjusted awards must be a whole number. Should the reverse stock split be effected, the Compensation Committee of the Board of Directors will approve proportionate adjustments to the number of shares of common stock available for issuance under the 2006 LTIP, the individual grant limitations imposed under the 2006 LTIP and to the terms of the outstanding awards, including the number of shares and the exercise price relating to any award under our 2006 LTIP. Accordingly, if the reverse stock split is implemented, we expect the number of all outstanding equity awards will be proportionately adjusted by the Compensation Committee, pursuant to its existing authority under the 2006 LTIP, using the same reverse split ratio selected by the Board of Directors. The Compensation Committee will implement any changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes to the 2006 LTIP and the terms of outstanding awards if the reverse stock split is implemented. For illustrative purposes only, and assuming that a 1-for-6 reverse stock split is implemented by the Board of Directors, the 1,872,351 shares of common stock that remain available for issuance under the 2006 LTIP as of April 10, 2012 will be adjusted to 312,058 shares. The individual grant limitations under the 2006 LTIP will be adjusted similarly. In addition, the exercise price per share for each stock option would be increased by six times and the number of shares subject to each outstanding stock option would be decreased by dividing such number by six, such that upon an exercise, the aggregate exercise price payable by the option holder to us would remain the same. For illustrative purposes only, an outstanding stock option to purchase 3,000 shares of common stock, exercisable at $1.00 per share, will be adjusted as a result of a 1-for-6 reverse split ratio into a stock option to purchase 500 shares of common stock at an exercise price of $6.00 per share.

If an adjusted stock option or restricted stock unit would cover a fractional share, the fraction will be disregarded without a payment or other compensation to the participant. If an adjusted unvested restricted stock award would cover a fractional share, the participant will receive a cash payment (without interest or deduction) in lieu of the fractional share. See “— Fractional Shares.”

Effect on Number of Issued and Outstanding Shares

Currently, we are authorized to issue up to a total of 400,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, of which 55,274,401 shares were issued and outstanding as of April 10, 2012, and 100,000,000 shares of preferred stock, of which no shares were issued and outstanding as of April 10, 2012. If the reverse stock split is implemented, the number of issued and outstanding shares of our common stock would be reduced in accordance with the ratio selected by our Board of Directors. Based on the number of shares of common stock outstanding as of April 10, 2012, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a 1-for-6 reverse split ratio, we will have approximately 9,212,400 shares of common stock outstanding. The actual number of shares outstanding after giving effect to the reverse stock split, if implemented, will depend on the reverse split ratio that is selected by the Board of Directors. We do not expect the reverse stock split to have any economic effect on our shareholders or holders of options, restricted stock or restricted stock units.

Effect on Authorized Shares

The reverse stock split, if implemented, will not affect the number of our authorized shares of capital stock. Accordingly, the reverse stock split will have the effect of increasing the number of authorized but unissued shares of our common stock. These shares may be issued by us in the future. Any future issuances could have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock.

Effect on Par Value

The reverse stock split, if implemented, will not affect the par value of our capital stock, which will remain at $0.001 per share. As a result of the reverse stock split, if implemented, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the size of the reverse stock split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our shareholders’ equity, in the aggregate, will remain unchanged.

Fractional Shares

We do not currently intend to issue fractional shares if the reverse stock split is implemented. Shareholders who otherwise would hold fractional shares because the number of shares of common stock they held before the reverse stock split would not be evenly divisible based upon the reverse split ratio selected by the Board of Directors will be entitled to cash payments (without interest or deduction) in respect of such fractional shares. To avoid the existence of fractional shares of our common stock, we will make arrangements for our transfer agent to aggregate all fractional shares and sell those shares in the open market. The proceeds will be allocated to the shareholders’ respective accounts pro rata in lieu of fractional shares. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. If the reverse stock split is implemented, the company will not be responsible for any brokerage fees or commissions related to the transfer agent’s sale of these shares in the open market.

Issuance of New Book-Entry Shares; Exchange of Certificates

If the shareholders approve the Reverse Stock Split Amendment and the Board of Directors determines that it is in the best interests of the company to effect the reverse stock split, we will communicate to our shareholders and the public, prior to effectiveness of the reverse stock split, additional details regarding the reverse stock split, including the specific reverse split ratio selected by the Board of Directors, information regarding the issuance of new book-entry shares, information regarding the exchange of old stock certificates representing pre-split shares for new stock certificates representing post-split shares and information regarding the sale of fractional share interests by our transfer agent. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO BY THE COMPANY OR THE COMPANY’S TRANSFER AGENT.

No Going Private Transaction

Notwithstanding the decrease in the number of issued and outstanding shares of common stock following the reverse stock split, if implemented, is not intended to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Appraisal Rights

Under the Virginia Stock Corporation Act, shareholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in this proposal, if implemented, and we will not independently provide our shareholders with any such rights.

Material U.S. Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. Unless otherwise specifically indicated herein, this summary addresses the

U.S. federal income tax consequences only to a beneficial owner of our common stock that is (i) a citizen or resident of the U.S.; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia); (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (a) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax–exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split. In addition, we have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. Each stockholder should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the reverse stock split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S. Holders

The reverse stock split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss should generally be recognized by U.S. holders in the reverse stock split. Accordingly, the aggregate tax basis in the common stock received pursuant to the reverse stock split should generally equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should generally include the holding period for the common stock surrendered. A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long–term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the time of in the reverse stock split. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding Tax.    Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non–U.S. Holders

The discussion in this section is addressed to “non–U.S. holders.” A non–U.S. holder generally includes a beneficial owner of our common stock who is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes. Generally, non–U.S. holders should not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss should not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder (or, if certain income tax treaties apply, is not attributable to a non–U.S. holder’s permanent establishment in the United States), (b) with respect to non–U.S. holders who are individuals, such non–U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, (c) our company is not and has not been a “U.S. real property holding corporation” for U.S. federal income tax purposes during a relevant testing period, and (d) such non–U.S. holders comply with certain certification requirements. We believe that our company is not currently and does not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes. Non-U.S. holders should consult with their tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the reverse stock split.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting should not apply to payment of cash in lieu of a fractional share of our common stock to a non–U.S. holder pursuant to the reverse stock split if the non–U.S. holder certifies under penalties of perjury that it is a non–U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non–U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non–U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the amendment to the company’s Amended and Restated Articles of Incorporation to effect a reverse stock split will be approved if a majority of the votes entitled to be cast are cast in favor of the proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation Regarding Proposal 2:

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FBR & CO. TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT A REVERSE STOCK SPLIT RATIO OF 1-FOR-4, 1-FOR-8 OR SOME RATIO BETWEEN THOSE RATIOS, AS MAY BE SELECTED BY THE BOARD OF DIRECTORS WITHIN 12 MONTHS OF THE DATE OF THE ANNUAL MEETING IF THIS AMENDMENT IS APPROVED BY SHAREHOLDERS.

PROPOSAL 3 —

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting that our shareholders approve, by advisory vote, the compensation of our named executive officers, as such compensation is reflected in our “Compensation Discussion and Analysis” beginning on page 42 and our executive compensation tables beginning on page 50. This proposal, commonly referred to as the “Say-on-Pay” vote, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). While the Say-on-Pay vote is advisory, and therefore not binding on the Board, the Compensation Committee will consider the results of any significant vote against the compensation of the named executive officers and determine whether any actions are necessary or advisable to address the concerns expressed by shareholders. At our 2011 annual meeting, approximately 94% of our shareholders voted in favor of holding an annual, non-binding Say-on-Pay vote. In accordance with the recommendation of our company’s shareholders at the last annual meeting, the Board of Directors has determined to seek a shareholder advisory vote on executive compensation annually.

As described in “Compensation Discussion and Analysis — Principles and Objectives of Our Compensation Program,” our executive compensation policies, plans and programs are based on the philosophy that executive and shareholder financial interests should be closely aligned. Accordingly, our executive compensation program is designed to assist us in attracting and retaining key executive officers and to further motivate these officers to promote our growth and continue both our short-term and long-term profitability. Please refer to the disclosures under “Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosures in this proxy statement for a more detailed description of our executive compensation philosophy and objectives.

In accordance with Rule 14a-21(a) of the Exchange Act, we are asking our shareholders to approve the following advisory resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and other narrative compensation disclosure in this proxy statement, is hereby APPROVED.

Rationale for the Resolution

The Board of Directors believes that the policies and practices described in our “Compensation Discussion and Analysis” beginning on page 42 of this proxy statement are effective in achieving the company’s goal of linking compensation decisions to both corporate and individual performance, with a focus on rewarding financial results, as well as rewarding the individual performance and accomplishments of our executive officers in light of their respective duties and responsibilities, the impact of their actions on our strategic initiatives, and their overall contribution to the culture, strategic direction, stability and performance of our company. The company is committed to responsible compensation practices and seeks to balance the need to compensate its executives fairly and competitively based on their performance while assuring that their compensation reflects principles of risk management and performance metrics that reward long-term contributions to sustained profitability. We believe that the performance factors described in our “Compensation Discussion and Analysis” have resulted in compensation for our named executive officers that reflects our compensation philosophy and framework. We have designed our compensation programs to foster an entrepreneurial results-focused culture that we believe is critical to the success of our company and to the long-term growth of shareholder value.

We urge shareholders to read the Compensation Discussion and Analysis, as well as the Supplemental Compensation Table, the Summary Compensation Table and related compensation tables and narrative, appearing on pages 50 through 61 of this proxy statement, which provide detailed information on the company’s compensation policies and practices and the compensation of our named executive officers.

Vote Required

This advisory vote, which is non-binding on our Board of Directors and the Compensation Committee, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Although non-binding, our Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the voting results, along with other relevant factors, when evaluating our executive compensation program and when making future decisions regarding compensation of our named executive officers, as appropriate.

Recommendation Regarding the Approval of the Resolution Set Forth in this Proposal 3:

OUR BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION APPROVING THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY

STATEMENT.

PROPOSAL 4 —

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our company’s and our subsidiaries’ financial statements for the fiscal year ending December 31, 2012. A resolution will be presented at the annual meeting to ratify the appointment of PwC by the Audit Committee. If shareholders do not ratify the appointment of PwC at the annual meeting, the Audit Committee will consider that fact in its review and future selection of our independent registered public accounting firm.

Representatives of PwC will be present at the annual meeting and will have the opportunity to make statements if they desire to do so. Representatives of PwC are expected to be available to respond to appropriate questions.

Vote Required

If a quorum is present at the annual meeting, the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2012 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstention and broker non-votes will not have an impact on the outcome of the vote on this proposal.

Recommendation Regarding Proposal 4:

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Audit and Other Fees Paid to PwC in 2011 and 2010

Aggregate fees for professional services rendered to us and our subsidiaries by PwC for the years ended December 31, 2011 and 2010, were as follows (dollars in thousands):

	Year Ended December 31,
Fee Type	2011	2010
Audit Fees	$847	$854
Audit-Related Fees	25	55
Tax Fees	—	—
All Other Fees	4	3

Total	$876	$912

Audit Fees

Audit Fees represent the aggregate fees billed for each of the last two fiscal years for professional services rendered by PwC for the audit of our consolidated financial statements, the audit of the financial statements of our subsidiaries, the audit of the effectiveness of our internal control over financial reporting, the review of the financial statements included in our Quarterly Reports on Form 10-Q, and other services that are provided by PwC in connection with the statutory and regulatory filings that we and our subsidiaries are required to make, issuances of consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees represent the aggregate fees billed for professional services rendered by PwC for the audit of our employee benefit plan.

All Other Fees

All Other Fees represent the aggregate fees billed in each of the last two fiscal years for products and services provided by PwC, other than the services reported in “Audit Fees,” “Audit-Related Fees” and “Tax Fees” in the table above. In 2011 and in 2010, the amount relates to fees paid to PwC in connection with a license for accounting research software.

Audit Committee Pre-Approval Policies and Procedures

It is the Audit Committee’s policy to review and, if appropriate, pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee pre-approved all of the services provided by PwC to our company and its subsidiaries during the fiscal year ended December 31, 2011.

OUR BOARD OF DIRECTORS, ITS COMMITTEES AND CORPORATE GOVERNANCE

Voting Agreement

We entered into a voting agreement with Arlington Asset, FBR TRS Holdings Inc. and certain affiliates of Crestview in connection with our 2006 private offering (the “Voting Agreement”). The Voting Agreement was amended and restated effective May 20, 2009 (the “Amended and Restated Voting Agreement”). As of October 28, 2009, Arlington Asset sold all of the shares of our common stock beneficially owned by Arlington Asset. As a result, the terms of the Amended and Restated Voting Agreement with regard to Arlington Asset were terminated and are no longer in effect. The material terms of the Amended and Restated Voting Agreement as they relate to Crestview are summarized as follows:

•

Board Composition.    Crestview has agreed to vote, or cause its affiliates to vote, any shares of our common stock held by it or them so that our Board of Directors would include two directors designated by Crestview and four independent directors designated by the Board who shall be reasonably acceptable to Crestview. Crestview’s right to designate one director terminates if it sells or otherwise transfers one-third or more of the shares it purchased in our 2006 private offering, and terminates with respect to both directors if Crestview sells or otherwise transfers two-thirds or more of the shares it purchased in our 2006 private offering. If Crestview ceases to own at least 66 2/3% of the shares it purchased in our 2006 private offering, Crestview will have no further rights with respect to approving our independent directors.

•

Removal and Replacement of Directors.    Crestview has the right to designate any of its designees for removal from our Board of Directors and designate his or her replacement. Each Crestview director is removable from our Board of Directors only for cause (as defined in the Amended and Restated Voting Agreement), and, upon such removal, Crestview has the right to nominate his or her replacement. For so long as Crestview has the right to designate one of our directors, if a vacancy is created on our Board of Directors as a result of an independent director’s departure for any reason, any replacement selected by the Board must be reasonably acceptable to Crestview. If the Board and Crestview cannot reach agreement as to the acceptability of the permanent replacement director within 45 days of the former director’s departure, the remaining independent directors have the right to select the replacement director and to fill the vacancy after consulting with the remaining members of the Board and Crestview.

•

Continuing Committee Representation.    For so long as Crestview has the right to designate one of our directors, each committee of our Board of Directors will have as a member at least one Crestview director. To the extent that applicable law or the NASDAQ Marketplace Rules prevent such director from serving as a member of a committee of our Board of Directors, the Crestview director will have certain observation rights.

•

Composition of Subsidiary Boards.    For so long as Crestview has the right to designate one of our directors, Crestview also has the right to designate a representative for election or appointment, as the case may be, to the board of directors of each of our subsidiaries, other than our direct and indirect subsidiaries that are registered as investment advisers under the Investment Advisers Act of 1940, as amended.

Independence of our Board of Directors

Our Corporate Governance Guidelines specify that an “independent” director is a director who meets the independence requirements of the NASDAQ listing standards, as then in effect, and of such additional guidelines as our Board may have adopted or adopt. These standards provide a baseline for determining the independence of members of the Board. The independence standards used by our Board are detailed in our Corporate Governance Guidelines, which are available on our website at www.fbr.com under “Corporate Governance.”

In making affirmative independence determinations, the Board broadly considers all relevant facts and circumstances, including, among other factors, the extent to which we make charitable contributions to tax exempt organizations with which the director, or director’s immediate family member, is affiliated. Using these criteria, the Board has affirmatively determined that the following directors have had no material relationship with our company and are independent under the NASDAQ listing standards and our Corporate Governance Guidelines: Reena Aggarwal, Thomas J. Hynes, Jr., Adam J. Klein, Richard A. Kraemer, Ralph S. Michael, III., Thomas S. Murphy, Jr., and Arthur J. Reimers.

In making director independence determinations, the Board of Directors considered the fact that Messrs. Klein and Murphy also are affiliated with Crestview. The Board noted that various agreements and other arrangements existed between us and Crestview which could give rise to conflicts of interest for Messrs. Klein and Murphy. Notwithstanding the existence of these agreements and arrangements and the potential for conflicts of interest, the Board concluded that Messrs. Klein and Murphy satisfied the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Board noted that, under our policy and practice, a majority of disinterested directors must approve transactions between us and Crestview in which a conflict of interest may arise. Messrs. Klein and Murphy would not be considered to be disinterested with respect to actions taken by the Board relating to agreements and transactions between us and Crestview.

There were no other transactions, relationships or arrangements not otherwise disclosed herein that were considered by the Board when determining whether each director and nominee for director is independent.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure.    Our Corporate Governance Guidelines provide that the Board shall have an independent director to serve as lead director. The Board of Directors has appointed Arthur J. Reimers as our Lead Director. Our Lead Director is responsible for presiding over non-committee meetings of the non-management directors and executive sessions of the independent directors. Our Lead Director also may facilitate communication by the non-management directors with the Chairman of the Board and management, although all directors have access to management and employees of our company.

The Board does not have a fixed policy regarding whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, and the Board believes that flexibility on this point best serves our company by allowing us to employ a leadership structure that is most appropriate under the circumstances at any given time. Currently, Eric F. Billings serves as the Chairman of our Board of Directors, and Richard J. Hendrix serves as our Chief Executive Officer. Because Mr. Billings will not stand for election at our 2012 annual meeting of shareholders, we expect that the Board of Directors will elect Mr. Hendrix as the new Chairman of the Board at its first meeting following our annual meeting of shareholders. This will create a unified leadership structure with Mr. Hendrix executing the strategic direction set by our entire Board. We believe the strength of our independent Lead Director position as set forth in our Corporate Governance Guidelines, as well as the oversight exercised by the independent members of our Board of Directors through the work of the committees of the Board of Directors discussed below, makes this is the best board leadership structure for our company at this time.

Board Role in Risk Oversight.    The Audit Committee, which assists the Board in fulfilling its financial oversight responsibilities, has oversight of our company’s risk management framework. The Audit Committee regularly meets with the Director of Risk Management to review our company’s risk profile, its policies regarding market and credit risk limits and operations, and its risk tolerance levels and capital targets and limits, and regularly meets with the General Counsel to discuss legal and regulatory risk issues. The Chairman of the Audit Committee reports to the Board on a quarterly basis regarding the company’s risk management profile.

Furthermore, the other committees of the Board are responsible for oversight of the risks within their areas of responsibility, and regularly report to the full Board. The Compensation Committee considers the risks associated with overall compensation and how effective our compensation policies are in linking pay to performance and aligning the interests of our executives and shareholders, and the Nominating and Corporate Governance Committee reviews the conflict of interest policies as set forth in our Statement of Business Principles as they concern directors and reviews with management procedures for implementing and monitoring compliance with the conflict of interest policies. Our Board of Directors believes that its majority independent composition and the role that our independent directors perform provide effective corporate governance at the board of directors level. The current leadership model, when combined with the oversight responsibilities of our independent directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

Board Meetings and Executive Sessions of Our Independent Directors

The Board of Directors held a total of nine meetings during 2011. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board held during such period in which he was a director and of the committees on which he served during such period.

In accordance with our Corporate Governance Guidelines and the NASDAQ Marketplace Rules, our independent directors (excluding any non-management director who does not qualify as an independent director under our Corporate Governance Guidelines and the NASDAQ Marketplace Rules as then in effect) are required to meet at least annually in executive session. The independent directors led by Mr. Reimers, our Lead Director, met in executive session four times in 2011.

Board Committees

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time the Board of Directors may, as permitted by our company’s Amended and Restated Bylaws, establish other standing or special committees to discharge specific duties delegated to such committees by the Board.

On April 26, 2011, the Board added Dr. Aggarwal to the Audit Committee. Standing committee membership and the number of meetings of each committee during 2011 are described below.

2011 Board Committee Assignments

Name	Audit		Compensation	Nominating and Corporate Governance
Eric F. Billings
Reena Aggarwal	X	(1)
Richard J. Hendrix
Thomas J. Hynes, Jr.			X	X
Adam J. Klein
Richard A. Kraemer	Chair			X
Ralph S. Michael, III	X	(2)	X
Thomas S. Murphy, Jr.				Chair
Arthur J. Reimers (Lead Director)	X		Chair	X
Number of Meetings in 2011	8		6	2

(1)	Dr. Aggarwal served as a member of the Audit Committee effective April 26, 2011.
(2)	Mr. Michael resigned as a member of the Audit Committee effective March 15, 2012.

Audit Committee

The members of the Audit Committee are Mr. Kraemer, serving as Chairman of the committee, Mr. Reimers and effective as of April 26, 2011, Dr. Reena Aggarwal. Mr. Michael served as a member of the Audit Committee until his resignation as a member effective as of March 15, 2012. Mr. Michael resigned because he will be serving as a member of the audit committees of three other publicly-traded companies in 2012.

The Audit Committee assists and represents the Board of Directors in discharging the Board’s oversight responsibilities relating to: (1) accounting and financial reporting practices, and internal control systems, of our company and its subsidiaries; (2) the reliability and integrity of our company’s financial statements, accounting policies, and financial reporting and disclosure practices; (3) our company’s compliance with legal and regulatory requirements, including our company’s policies and procedures regarding such requirements; (4) the independent auditor’s qualifications, independence and performance; and (5) the staffing, qualifications and performance of our company’s internal audit function. The Board has determined that each member of the Audit Committee is and was independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Board has determined that Mr. Michael was, and Messrs. Kraemer and Reimers and Dr. Aggarwal are, qualified as “audit committee financial experts,” within the meaning of the SEC regulations, and possess related financial management expertise, within the meaning of the listing standards of the NASDAQ. The Audit Committee met eight times in 2011. The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available to shareholders on our website at www.fbr.com under “Corporate Governance.” For additional information on our Audit Committee, please refer to the “Audit Committee Report” beginning on page 63 of this proxy statement.

Compensation Committee

The members of the Compensation Committee are Mr. Reimers, serving as Chairman of the committee, Mr. Hynes and Mr. Michael. The Board has determined that each member of the Compensation Committee is independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Compensation Committee reviews and approves our compensation plans, policies and programs and makes recommendations concerning those plans, policies and programs and concerning executive officer compensation. The Compensation Committee also considers and evaluates “Say-on-Pay” resolutions and recommends to the Board of Directors the frequency with which “Say-on-Pay” resolutions should be voted on by the shareholders. The Compensation Committee met six times in 2011. The Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available to shareholders on our website at www.fbr.com under “Corporate Governance.” For additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation, please refer to “Compensation Discussion and Analysis” and “Compensation Committee Report” beginning on page 42 and page 62, respectively, of this proxy statement.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. Murphy, serving as Chairman of the committee, Mr. Hynes, Mr. Kraemer and Mr. Reimers. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. Subject to the Amended and Restated Voting Agreement, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the annual meeting of shareholders, plays a leadership role in shaping the governance of our company and recommends to the Board corporate governance guidelines for our company, and oversees the evaluation of the Board. The Nominating and Corporate Governance Committee met twice in 2011. Of the eight nominees for election to our Board of Directors, Crestview nominated two — Messrs. Klein and Murphy. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a current copy of which is available to shareholders on our website at www.fbr.com under “Corporate Governance.”

Risk Management

In 2009, we undertook a risk review of our compensation practices to determine whether the risks arising from our compensation policies and practices would be reasonably likely to have a material adverse effect on our company. As part of this process, our management risk committee looked at how we allocate capital to each business unit and the internal monitoring and control systems in place for each business unit, and whether, in light of the foregoing, our incentive compensation arrangements with regard to each business unit had any features that might encourage inappropriate or excessive risk-taking that could threaten the value of our company. Our management risk committee reviewed plan documentation, eligibility criteria, payout formulas and payment history, and how evaluation of business risk affects incentive plan performance measures and compensation decisions. Our management risk committee then discussed the results of this analysis with our Human Resources Group and our Executive Committee, and summarized the results for our Board of Directors.

Based upon this review, we did not identify any risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on our company.

We are a financial institution that engages in significant trading and capital market activities that are subject to market and other risks. The company employs risk management practices, including trading limits, marking-to-market positions, stress testing and employment of models. The Compensation Committee understands and appreciates that equity incentive compensation can promote high-risk behavior if the incentives it creates for short-term performance are not properly aligned with the interests of our company over the long-term. The Compensation Committee believes that the structure of our company’s long-term equity incentive compensation appropriately mitigates the risk by directly aligning the recipients’ interests with those of our company. We use judgment and discretion rather than rely solely on formulaic results and do not use highly leveraged incentives that drive risky short-term behavior. Instead, we reward consistent and longer-term performance. Our long-term equity incentive compensation rewards long-term stock performance.

It is the intention that, going forward, the Compensation Committee will continue to evaluate any new incentive arrangements for our named executive officers and will be involved in the design and assessment of our incentive arrangements to the extent appropriate or required under applicable law.

Availability of Corporate Governance Materials

Shareholders may view our corporate governance materials, including our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, Corporate Governance Guidelines, Statement of Business Principles and the charters of each of the committees of our Board of Directors, on our website at www.fbr.com under “Corporate Governance.”

Our corporate governance materials may be obtained free of charge by submitting a written request to the Corporate Secretary, c/o FBR & Co., 1001 Nineteenth Street North, Arlington, Virginia 22209.

Code of Ethics

We have not adopted a code of ethics that applies only to our principal executive officer, principal financial officer and principal accounting officer, because our Board of Directors has adopted a Statement of Business Principles that is broadly written and covers these officers and their activities. Our Statement of Business Principles is available on our website at www.fbr.com under “Corporate Governance.”

Director Nominations

As noted above and as described in its charter, our Nominating and Corporate Governance Committee’s responsibilities include identifying and recommending director candidates for nomination to serve on our Board of Directors. Our Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating and Corporate Governance Committee with respect to identifying and evaluating director candidates.

Director Candidate Recommendations and Nominations by Shareholders

A shareholder may nominate a person for election to the Board of Directors in compliance with applicable Virginia law and our Amended and Restated Bylaws. No persons were nominated by shareholders for election to the Board of Directors at the upcoming annual meeting in accordance with this policy. Our Amended and

Restated Bylaws require that any such nominations for our 2013 annual meeting of shareholders must be received by us no earlier than February 4, 2013 and no later than March 6, 2013. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in our Amended and Restated Bylaws. If a shareholder fails to meet the requirements or deadlines described in our policy, such nominations will be considered out of order and will not be acted upon at our 2013 annual meeting of shareholders.

Process for Identifying and Evaluating Director Candidates

The Nominating and Corporate Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines, a copy of which is available on our website at www.fbr.com under “Corporate Governance.” The committee may identify potential directors in a number of ways. It may consider recommendations made by current or former directors or members of executive management. Although it has not done so, when appropriate, the Nominating and Corporate Governance Committee may retain search firms to identify candidates. It may also identify potential directors through contacts in the business, civic, academic, legal and non-profit communities. If a shareholder recommends a candidate for director in good faith, our Nominating and Corporate Governance Committee will consider it. The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members, as well as the composition of the Board as a whole. The committee, in consultation with the Chief Executive Officer, periodically reviews the criteria for composition of the Board and evaluates potential new candidates for Board membership. The Nominating and Corporate Governance Committee then makes recommendations to the Board. The committee also takes into account criteria applicable to Board committees.

The Nominating and Corporate Governance Committee reviews annually the composition of the Board as a whole and reviews available information about the characteristics of Board members, including their independence, professional experience, education, judgment, integrity, skill, differences of viewpoint and other qualities or attributes that contribute to board heterogeneity, as well as their gender, race and ethnicity and ability to commit sufficient time and attention to the activities of the Board, in the context of the Board’s needs. While we do not have a policy regarding diversity, the Nominating and Corporate Governance Committee does consider diversity when evaluating a candidate’s qualifications for the Board. The committee evaluates any properly submitted shareholder nominations no differently than other nominations.

Communications with the Board of Directors

Shareholders wishing to communicate with the Board of Directors should send any communication in writing to the Corporate Secretary, c/o FBR & Co., 1001 Nineteenth Street North, Arlington, Virginia 22209. Any such communication must state the number of shares of our company’s common stock beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors, a committee of the Board of Directors, the lead director or to any other individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, the Corporate Secretary is authorized by the Board to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at the Annual Meeting

The Board of Directors has not adopted a formal policy regarding director attendance at annual meetings but encourages director attendance at annual meetings. All nine directors attended the 2011 annual meeting of shareholders.

Contributions to Charitable Entities

In 2011, we did not make charitable contributions to any charitable organization in which any of our directors served as an executive officer.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, Messrs. Hynes, Michael and Reimers served on the Compensation Committee. None of these directors served, during the last fiscal year or in any prior year, as one of our officers or employees. None of our executive officers served on the compensation committee or board of directors of any company that employed any member of the Board of Directors (including the Compensation Committee).

Compensation of Non-Employee Directors

As compensation for serving on our Board of Directors, each director who is not an employee of our company or an employee of our affiliates receives a retainer of $100,000 per year, provided that (i) effective January 1, 2009 through December 31, 2011, Eric F. Billings, our Chairman, received a retainer of $400,000 per year pursuant to the Director Agreement (defined below), which is described in detail below under the heading “— Retirement and Director Service Agreements With Our Chairman and Then-Chief Executive Officer,” (ii) effective June 4, 2009, the Lead Director receives a retainer of $150,000 per year and (iii) the Chairman of the Audit Committee receives a retainer of $125,000 per year. In each case, the retainer is paid, at the director’s election, in cash and/or equity based compensation granted under our 2006 LTIP, provided that no less than 50% of the retainer is paid in equity. Effective June 3, 2010, the Board of Directors approved that the non-employee directors may, at their choice, receive options and/or restricted stock units (“RSUs”) as their equity based compensation. Each RSU generally represents the right to receive the economic equivalent of one share of our common stock.

Executive officers that served as members of our Board of Directors at any time during 2011 (Mr. Hendrix) and affiliates of Crestview designated to serve on our Board of Directors pursuant to the terms of the Amended and Restated Voting Agreement (Messrs. Klein and Murphy) did not receive any compensation in 2011 for their services as members of our Board of Directors. These directors are eligible to participate in our 2006 LTIP. Messrs. Klein and Murphy were not granted any equity-based compensation under our 2006 LTIP in 2011.

The annual compensation period, which prior to June 2009 was the calendar year, is the year between annual meetings of our shareholders. Options or RSUs are granted annually at the time of the annual meeting. We pay the cash portion of the annual retainer in equal quarterly payments in arrears instead of in a single annual amount in advance.

In 2011, each non-employee director (other than Messrs. Klein, Murphy and Billings) earned (i) the cash portion of their 2010-2011 annual retainer, if any, for the time between January 1, 2011 and the date of our 2011 annual meeting of our shareholders and (ii) the cash portion of their 2011-2012 annual retainer, if any, for the time between the date of our 2011 annual meeting of our shareholders and December 31, 2011. On June 1, 2011, each then non-employee director (other than Messrs. Klein and Murphy) was granted equity based compensation with respect to their 2011-2012 annual retainer, as follows: Mr. Reimers received the entirety of his 2011-2012 annual retainer in options, Dr. Aggarwal received one-half of her annual retainer in options and one-half in cash and Messrs. Billings, Hynes, Kraemer and Michael received one-half of their 2011-2012 annual retainer in RSUs and one-half in cash. Accordingly, Mr. Reimers was granted 115,384 options. Dr. Aggarwal was granted 48,076 options and scheduled to be paid $50,000 in cash. Mr. Kraemer was granted 17,217 RSUs and scheduled to be paid $62,500 in cash. Messrs. Hynes and Michael were each granted 13,774 RSUs and scheduled to be paid $50,000 in cash. Mr. Billings was granted 55,096 RSUs and scheduled to be paid $125,000 in cash. The options granted to Mr. Reimers and Dr. Aggarwal each represent the right to purchase one share of our common stock, have an exercise price of $3.63 per share, vest in full on June 1, 2012, and have a three-year exercise period. The number of shares subject to the options granted to Mr. Reimers and Dr. Aggarwal was determined using the Black-Scholes option pricing model. The RSUs granted to Messrs. Billings, Hynes, Kraemer and Michael each represent one share of common stock that will vest in full on June 1, 2012 (“vested RSUs”). Vested RSUs convert to shares of the company’s common stock one year from the date the director ceases to be a director. The number of shares subject to the RSUs granted to Messrs. Billings, Hynes, Kraemer and Michael was determined using the closing price of the company’s stock on the close of trading on May 31, 2011, the trading day immediately preceding the date of grant.

For information on the valuation of option awards and RSUs, please refer to Note 12 in the notes to our consolidated financial statements included in our 2011 Annual Report on Form 10-K.

While we do not pay our non-employee directors per meeting-attendance fees, we reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors and its committees and corporate events that directors may be asked to attend.

Non-Employee Director Compensation Table for 2011

The following table contains compensation information for our non-employee directors for the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)(1)(2)(3)	Restricted Stock Unit Awards ($)(3)(4)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Eric F. Billings	400,000	—	—	—	400,000
Reena Aggarwal (director as of March 24, 2011)	87,500	36,300	—	—	123,800
Thomas J. Hynes, Jr.	100,000	—	—	—	100,000
Adam J. Klein(5)	—	—	—	—	—
Richard A. Kraemer	125,000	—	—	—	125,000
Ralph S. Michael, III	100,000	—	—	—	100,000
Thomas S. Murphy, Jr.(5)	—	—	—	—	—
Arthur J. Reimers	150,000	—	—	—	150,000

(1)	Includes the cash portion, if any, of each director’s (i) 2010 annual retainer for the time between January 1, 2011 and the 2011 annual meeting of our shareholders and (ii) 2011 annual retainer for the time between the 2011 annual meeting of our shareholders and December 31, 2011.
(2)	Includes the aggregate grant date fair value of the portion of the 2011 annual retainer that each non-employee director elected to receive in RSUs and/or stock options.
(3)	Amounts relating to stock-based awards represent the aggregate grant date fair value of the stock-based award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The discussion of the assumptions used for purposes of the valuation of the stock options and RSUs granted for fiscal year 2011 appears in Note 12 in the notes to our consolidated financial statements included in our 2011 Annual Report on Form 10-K.
(4)	For Dr. Aggarwal, represents RSU grant for being a new director.
(5)	As part of the terms of the Amended and Restated Voting Agreement with Crestview, Mr. Klein and Mr. Murphy did not receive any compensation in 2011 for their services as members of our Board of Directors.

As of December 31, 2011, our non-employee directors held RSU and option awards as set forth in the table below:

Name	Aggregate Number of Restricted Stock Units Outstanding at Fiscal Year End (#)	Aggregate Number of Options Outstanding at Fiscal Year End (#)	Aggregate Grant Date Fair Value of Restricted Stock Units Awards Outstanding at Fiscal Year End ($)(1)	Aggregate Grant Date Fair Value of Option Awards Outstanding at Fiscal Year End ($)(1)
Eric F. Billings(2)	103,876	153,126	399,996	283,333
Reena Aggarwal (director as of March 24, 2011)	10,000	42,016	36,300	49,999
Thomas J. Hynes, Jr.	25,969	127,723	99,999	467,451
Adam J. Klein	—	—	—	—
Richard A. Kraemer	32,460	254,075	124,994	703,850
Ralph S. Michael, III	25,969	60,920	99,999	145,599
Thomas S. Murphy, Jr.	—	—	—	—
Arthur J. Reimers	—	483,464	—	1,055,959

(1)	Amounts relating to stock-based awards represent the aggregate grant date fair value of the stock-based award computed in accordance with FASB ASC Topic 718. The discussion of the assumptions used for purposes of the valuation of the stock options and RSUs granted for fiscal year 2011 appears in Note 12 in the notes to our consolidated financial statements included in our 2011 Annual Report on Form 10-K.

(2)	Mr. Eric F. Billings served as our company’s Chief Executive Officer until January 1, 2009. Under our 2006 LTIP, the following stock options and RSUs were awarded based on his employee status and pursuant to his Director Agreement (as discussed more fully in “Certain Relationships and Transactions With Related Persons — Retirement and Director Service Agreements With Our Chairman and Then-Chief Executive Officer”). On August 20, 2008, Mr. Billings was awarded 533,333 options to purchase shares of our common stock under the 2006 LTIP. These options became exercisable in three equal installments beginning on August 20, 2011 at an exercise price of $5.61 per share. For 2009, Mr. Billings received a bonus on February 9, 2010 under the Retirement Agreement (as discussed more fully in “Certain Relationships and Transactions With Related Persons — Retirement and Director Service Agreements With Our Chairman and Then-Chief Executive Officer”), consisting of an equity component equal to $305,557 payable in the form of 56,272 RSUs, each representing the right to receive one share of our common stock. 50,645 RSUs have or are scheduled to vest on a pro-rata basis on the first, second and third anniversaries of the date of grant, and 5,627 RSUs are scheduled to vest fully on the third anniversary of the date of grant.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below are the name, age, present title, principal occupation and certain biographical information as of April 10, 2012 for our executive officers. All of our executive officers have been appointed by and serve at the pleasure of our Board of Directors.

RICHARD J. HENDRIX, age 46, is our President, a position he has held since our formation in June 2006, and Chief Executive Officer, a position he has held since January 1, 2009. He has served as a director of our company since June 2006. From February 2007 through February 2008, Mr. Hendrix served as a Member of the Office of the Chief Executive of Arlington Asset, our previous parent company. From April 2004 to February 2007, Mr. Hendrix served as President and Chief Operating Officer of Arlington Asset. Between April 2003 and April 2004, Mr. Hendrix served as Chief Investment Officer of Arlington Asset. Prior to March 2003, Mr. Hendrix served as the President and Chief Operating Officer of FBR Asset Investment Corporation in addition to heading the Real Estate and Diversified Industrials Investment Banking Groups at FBR. Prior to joining FBR in 1999, Mr. Hendrix was a Managing Director of PNC Capital Markets’ investment banking group. Mr. Hendrix previously also headed PNC Capital Markets asset-backed securities business. Mr. Hendrix joined PNC in 1987 and was appointed by PNC to work with FBR in 1997 in connection with a strategic alliance between the two companies. Mr. Hendrix is a member of the Board of Trustees of Flint Hill School.

BRADLEY J. WRIGHT, age 52, is our Executive Vice President and Chief Financial Officer, a position he has held since March 2008, shortly after joining our company in February 2008, and Chief Administrative Officer, a position he has held since March 2009. Mr. Wright has more than 25 years of experience in financial services and joined our company from The Bear Stearns Companies, Inc. (“Bear Stearns”) where he served as Senior Managing Director and was in charge of finance for Private Client Services. Prior to joining Bear Stearns in 1996, he spent 14 years at PwC in its Capital Markets & Treasury division. Mr. Wright is a Certified Public Accountant and a CFA charter holder.

ADAM J. FISHMAN, age 32, has been Senior Managing Director and Head of Sales and Research of our company since October 2010. Beginning in May 2007, Mr. Fishman served as Senior Managing Director, Head of Institutional Sales of our company. Prior to that, he was a managing director and the leading producer for the FBR Capital Markets & Co.’s New York sales team. Prior to joining FBR Capital Markets & Co. in March 2004, Mr. Fishman was an Associate Director in the New York office of CIBC World Markets. Mr. Fishman graduated cum laude from Brandeis University with a Bachelor of Arts in Sociology.

WILLIAM J. GINIVAN, age 61, is our Executive Vice President and General Counsel, a position he has held since our formation in June 2006. Mr. Ginivan joined Arlington Asset in January 1998 as Deputy General Counsel and was Executive Vice President and Chief Legal Officer from January 2000 through September 2008. Prior to joining Arlington Asset, Mr. Ginivan was Associate General Counsel of the Student Loan Marketing Association (Sallie Mae), and Managing Director and General Counsel of Sallie Mae’s investment banking subsidiary, Education Securities, Inc., from 1994 to 1997. Prior to joining Sallie Mae, Mr. Ginivan was an attorney in the Enforcement Division of the SEC. Mr. Ginivan is a member of the American Bar Association, Business Law Section’s Committee on Corporate Governance and serves on the Corporate Advisory Board of So Others Might Eat.

ROBERT J. KIERNAN, age 46, is our Senior Vice President, Controller and Chief Accounting Officer, a position he has held since October 2007. Mr. Kiernan joined Arlington Asset in August 2002 as Controller and was its Senior Vice President, Controller and Chief Accounting Officer from April 2003 through September 2008. Prior to joining Arlington Asset, Mr. Kiernan was a senior manager in the assurance practice at Ernst & Young, focusing on clients in the financial services industry.

MICHAEL A. LLOYD, age 44, has been Senior Managing Director, Group Head of Credit, Convertibles and Options of our company since May 2009. Prior to joining the company in June 2008 as Senior Managing Director, Head of Convertible Securities, Mr. Lloyd served as Senior Managing Director and Global Head of Convertible Trading at Bear Stearns from 2001 to June 2008. Mr. Lloyd has over twenty years of experience in equity and convertibles trading, having held senior positions at Bear Stearns in New York and London, beginning in 1988, after starting his career at Morgan Grenfell in London in 1986.

JAMES C. NEUHAUSER, age 53, is our Executive Vice President and Chief Investment Officer since February 2012. Previously, he was Head of Investment Banking, a position he held since April 2008. Mr. Neuhauser has worked in our Investment Banking group since 2006, and became Executive Vice President and Co-Head of Investment Banking in February 2007. Mr. Neuhauser joined FBR Capital Markets & Co. in March 1993. Prior to joining FBR Capital Markets & Co., Mr. Neuhauser was a Senior Vice President of Trident Financial Corporation. Prior to joining Trident Financial Corporation, Mr. Neuhauser worked in commercial banking with the Bank of New England. He is a CFA charter holder and a member of the Society of Financial Analysts. Mr. Neuhauser received a Bachelor of Arts from Brown University and an M.B.A. from the University of Michigan.

PRINCIPAL SHAREHOLDERS

Security Ownership of Management

The following table shows the number of shares of our common stock known by us to be beneficially owned at April 10, 2012, by each director, each nominee for director, each named executive officer and all directors and executive officers as a group.

For purposes of the table below, beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless indicated otherwise in the footnotes to the table below, each individual has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person.

	FBR & Co.
	Common Stock
Name of Beneficial Owners	Shares Beneficially Owned (#)		Percent of Class(1)
Richard J. Hendrix	529,345	(2)	*
Bradley J. Wright	31,600	(3)	*
James C. Neuhauser	463,033	(4)	*
Michael A. Lloyd	81,406		*
Adam J. Fishman	196,490	(5)	*
Eric F. Billings	573,868	(6)(14)	1.04%
Reena Aggarwal (director as of March 24, 2011)	42,013	(7)(14)	*
Thomas J. Hynes, Jr.	137,723	(8)(14)	*
Adam J. Klein	—	(9)	*
Richard A. Kraemer	274,075	(10)(14)	*
Ralph S. Michael, III	65,920	(11)(14)	*
Thomas S. Murphy, Jr.	—	(12)	*
Arthur J. Reimers	550,131	(13)	1.00%
All executive officers and directors of FBR as a group (15 persons)	3,109,780		5.63%

*	Less than 1%.
(1)	Based on 55,274,401 shares of our company’s common stock outstanding as of April 10, 2012. Our shares outstanding on such date include 236,377 shares issued pursuant to restricted stock award agreements under our 2006 LTIP. The holders of these shares agreed not to vote or grant a proxy to vote such shares until the applicable voting restrictions lapse. Shares of our company’s common stock subject to options and currently exercisable, or exercisable within 60 days of April 10, 2012, are deemed outstanding for computing the percentage of the class owned by the person holding such options but are not deemed outstanding for computing the percentage of the class owned by any other person. Shares of our company’s common stock subject to restrictions (RSUs ) and vesting within 60 days of April 10, 2012 are deemed outstanding for computing the percentage of the class owned by the person holding such RSUs but are not deemed outstanding for computing the percentage of the class owned by any other person.
(2)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Hendrix includes 356,657 shares of our common stock issuable to Mr. Hendrix upon exercise of options that are currently exercisable or exercisable within 60 days of April 10, 2012.
(3)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Wright includes 5,777 RSUs (subject to tax withholding) that are vesting within 60 days of April 10, 2012 and 11,556 shares of our common stock issuable to Mr. Wright upon exercise of options that are currently exercisable or exercisable within 60 days of April 10, 2012.

(4)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Neuhauser includes 188,333 shares of our common stock issuable to Mr. Neuhauser upon exercise of options that are currently exercisable or exercisable within 60 days of April 10, 2012 and includes 6,667 restricted shares of our common stock (subject to tax withholding) that will vest within 60 days of April 10, 2012.
(5)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Fishman includes 53,889 shares of our common stock issuable to Mr. Fishman upon exercise of options that are currently exercisable or exercisable within 60 days of April 10, 2012 and includes 5,000 restricted shares of our common stock (subject to tax withholding) that will vest within 60 days of April 10, 2012.
(6)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Billings includes 330,904 shares of our common stock issuable to Mr. Billings upon exercise of options that are currently exercisable or exercisable within 60 days of April 10, 2012.
(7)	The number of shares of our company’s common stock shown as beneficially owned by Dr. Aggarwal includes 42,013 shares of our common stock issuable to Dr. Aggarwal upon exercise of options that are exercisable with 60 days of April 10, 2012.
(8)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Hynes includes 127,723 shares of our common stock issuable to Mr. Hynes upon exercise of options that are currently exercisable or exercisable within 60 days of April 10, 2012.
(9)	Mr. Klein is a member of our Board of Directors and a Principal of Crestview Advisors, LLC. Through affiliates, Crestview Advisors, LLC beneficially owns 11,191,641 shares of our common stock. Crestview Advisors, LLC provides investment advisory and management services to investment funds affiliated with Crestview Partners GP, L.P. and, either directly or through an affiliate, a limited partner of Crestview Partners GP, L.P., the general partner of each of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. Crestview Advisors, LLC also provides advisory services to us. Mr. Klein disclaims beneficial ownership of any shares of common stock shown as beneficially owned by Crestview Partners GP, L.P. in the table appearing under the heading “Security Ownership by Certain Beneficial Owners” below, except to the extent of his pecuniary interest in such shares.
(10)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Kraemer includes 254,075 shares of our common stock issuable to Mr. Kraemer upon exercise of options that are currently exercisable or exercisable within 60 days of April 10, 2012.
(11)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Michael includes 60,920 shares of our common stock issuable to Mr. Michael upon exercise of options that are currently exercisable or exercisable within 60 days of April 10, 2012.
(12)	Mr. Murphy is a member of our Board of Directors and a Managing Director of Crestview Advisors, LLC. Through affiliates, Crestview Advisors LLC beneficially owns 11,191,641 shares of our common stock. Crestview Advisors, LLC provides investment advisory and management services to investment funds affiliated with Crestview Partners GP, L.P. and, either directly or through an affiliate, a limited partner of Crestview Partners GP, L.P., the general partner of each of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. Crestview Advisors, LLC also provides advisory services to us. Mr. Murphy is also the President of Crestview, L.L.C., the general partner of Crestview Partners GP, L.P. Mr. Murphy disclaims beneficial ownership of any shares of common stock shown as beneficially owned by Crestview Partners GP, L.P. in the table appearing under the heading “Security Ownership by Certain Beneficial Owners” below, except to the extent of his pecuniary interest in such shares.
(13)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Reimers includes 483,464 shares of our common stock issuable to Mr. Reimers upon exercise of options that are currently exercisable or exercisable within 60 days of April 10, 2012.
(14)	The number of shares of common stock beneficially owned by each of our non-employee directors and director nominees does not include the non-employee director RSUs that have been awarded under the 2006 LTIP, in the following amounts: Mr. Billings — 103,876 RSUs, Dr. Aggarwal –- 10,000 RSUs, Mr. Hynes — 25,969 RSUs, Mr. Kraemer — 32,460 RSUs and Mr. Michael — 25,969 RSUs. We describe director compensation in detail in “ — Compensation of Non-Employee Directors.”

Security Ownership of Certain Beneficial Owners

The following table shows the number of shares of our common stock beneficially owned by any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), other than members of management (who are included in the table above), who is known by us to be the beneficial owner of more than five percent of our voting securities.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class(1)
Crestview Partners GP, L.P. 667 Madison Avenue New York, New York 10021	Common Stock	11,191,641	(2)	20.2%

NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor Los Angeles, California 90067	Common Stock	4,788,233	(3)	8.7%

Invesco Ltd. 1555 Peachtree Street NE Atlanta, Georgia 30309	Common Stock	4,319,848	(4)	7.8%

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	Common Stock	3,322,900	(5)	6.0%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	Common Stock	2,861,160	(6)	5.2%

BlackRock Inc. 55 East 52nd Street New York, New York 10055	Common Stock	2,843,716	(7)	5.1%

(1)	Based on 55,274,401 shares of our company’s common stock outstanding as of April 10, 2012. Our shares outstanding on such date include 236,377 shares issued pursuant to restricted stock award agreements under our 2006 LTIP. The holders of these shares agreed not to vote or grant a proxy to vote such shares until the applicable voting restrictions lapse. Shares of our company’s common stock subject to options currently exercisable, or exercisable within 60 days of April 10, 2012, are deemed outstanding for computing the percentage of the class owned by the person holding such options but are not deemed outstanding for computing the percentage of the class owned by any other person.
(2)	This beneficial ownership information is based on a Schedule 13D/A report filed by Crestview Partners, L.P. on June 3, 2010 and Forms 4 filed by Crestview Partners (Cayman), L.P. and Crestview Partners GP, L.P. on June 3, 2010. The number of shares of our company’s common stock shown as beneficially owned by Crestview Partners GP, L.P. includes 10,613,426 shares of common stock held of record by Forest Holdings LLC and 443,886 shares of common stock held of record by Forest Holdings (ERISA) LLC. The number also includes 2,465,671 shares of common stock issuable upon exercise of currently exercisable options held by Forest Holdings LLC and 134,329 shares of common stock issuable upon exercise of currently exercisable options held by Forest Holdings (ERISA) LLC. Each of Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P. and Crestview Offshore Holdings (Cayman), L.P. has shared voting and investment power over 8,147,755 shares of common stock held of record by Forest Holdings LLC and 2,465,671 shares of common stock issuable upon exercise of currently exercisable options granted to Forest Holdings LLC. Crestview Partners GP, L.P. has shared voting and investment power over 8,591,641 shares of common stock and 2,600,000 shares of common stock issuable upon the exercise of currently exercisable options held by Forest Holdings LLC and by Forest Holdings (ERISA) LLC. Crestview Partners GP, L.P. is the general partner of each of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. The investment committee of Crestview Partners GP, L.P. makes investment decisions on behalf of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. Mr. Barry S. Volpert serves as the chairman of the investment committee of Crestview Partners GP, L.P. Mr. Volpert has the right to designate, in his discretion, additional persons to serve on the investment committee of Crestview Partners GP, L.P. and therefore could be deemed to have beneficial ownership of an aggregate of 11,191,641 shares of common stock. However, Mr. Volpert disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest in such shares. The composition of the investment committee of Crestview Partners GP, L.P. changes from time to time.
(3)	This information is based on a Schedule 13G report filed by NWQ Investment Management Company, LLC (“NWQ”) on February 14, 2012. The number of shares of our company’s common stock shown as beneficially owned by NWQ includes 4,614,966 shares over which NWQ has sole voting power and 4,788,233 shares over which NWQ has sole dispositive power.

(4)	This information is based on a Schedule 13G report filed by Invesco Ltd. (“Invesco”) on February 13, 2012. The number of shares of our company’s common stock shown as beneficially owned by Invesco includes 6,287,000 shares over which Invesco Advisers, Inc. has sole voting and sole dispositive power and 32,848 shares over which Invesco Powershares Capital Management has sole voting and sole dispositive power.
(5)	This information is based on a Schedule 13G report filed by Wellington Management Company, LLP (“Wellington”) on February 14, 2011. The number of shares of our company’s common stock shown as beneficially owned by Wellington includes 3,322,900 shares over which Wellington has shared voting power and 3,322,900 shares over which Wellington has shared dispositive power.
(6)	This information is based on a Schedule 13G report filed by The Vanguard Group, Inc. (“Vanguard”) on February 9, 2012. The number of shares of our company’s common stock shown as beneficially owned by Vanguard includes 47,105 shares over which Vanguard has sole voting power, 2,814,055 shares over which Vanguard has sole dispositive power and 47,105 shares over which Vanguard has shared dispositive power.
(7)	This information is based on a Schedule 13G report filed by BlackRock Inc. (“BlackRock”) on February 9, 2012. The number of shares of our company’s common stock shown as beneficially owned by BlackRock includes 2,843,716 shares over which BlackRock has sole voting power and 2,843,716 shares over which BlackRock has sole dispositive power.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2011, information with respect to compensation plans under which equity securities were authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity Compensation Plans Approved by Shareholders	7,069,276	(1)	$7.71	3,699,749
	6,664,930	(2)	N/A
Equity Compensation Plans Not Approved by Shareholders	—		—	—

Total	13,734,206		$7.71	3,699,749

(1)	Represents stock options.
(2)	Represents RSUs. Assumes that all applicable performance targets will be met, and as a result, performance-based RSUs will vest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and executive officers to file reports of ownership and changes in ownership of our company’s securities with the SEC. The company has historically filed the Section 16 reports for our officers and most of our directors. To our knowledge, based solely on our review of the reports and amendments to those reports furnished to us, filed by us or written representations from these persons that these reports were not required from those persons, we believe that our directors and executive officers filed all reports required by Section 16(a) for the year ended December 31, 2011, on a timely basis, except that the following reports were filed untimely due to an administrative oversight by the company: One Form 4 for Robert Kiernan reporting one transaction and the Form 3 for Reena Aggarwal reporting her Section 16 qualification.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Transactions with Crestview

Amended and Restated Voting Agreement

In May 2009, we amended and restated the Voting Agreement with certain affiliates of Crestview and entered into the Amended and Restated Voting Agreement. The material terms of the Amended and Restated Voting Agreement are summarized below and is qualified in its entirety by reference to the Amended and Restated Voting Agreement.

Board Composition

The Amended and Restated Voting Agreement provides that the Board of Directors will consist of nine directors. Crestview is entitled to designate two directors for election or appointment. Four directors shall be independent within the meaning of the rules of the SEC and the NASDAQ Marketplace Rules and shall be designated for election or appointment, as applicable, by the Board of Directors (acting by majority vote), and shall be reasonably acceptable to Crestview. One director shall be designated for election or appointment, as applicable, by the Board (acting by majority vote), which director shall be the Chief Executive Officer of our company. Crestview’s right to designate one director terminates if it sells or otherwise transfers one-third or more of the shares it purchased in our 2006 private offering, and terminates with respect to both directors if Crestview sells or otherwise transfers two-thirds or more of the shares it purchased in our 2006 private offering. If Crestview ceases to own at least 66 2/3% of the shares it purchased in our 2006 private offering, Crestview will have no further rights with respect to approving our independent directors.

Removal and Replacement of Directors

During the term of the Amended and Restated Voting Agreement, the Board will have the right to designate for removal independent directors and nominate their replacements, so long as such replacement nominees are reasonably acceptable to Crestview. If the Board of Directors and Crestview cannot reach agreement as to the acceptability of the permanent replacement director within 45 days of the former director’s departure, the remaining independent directors have the right to select the replacement director and to fill the vacancy after consulting with the remaining members of the Board of Directors and Crestview. Crestview has the right to designate for removal any of its designees from our Board of Directors and designate his or her replacement. Each Crestview director is removable from our Board of Directors by a party other than Crestview only for cause (as defined in the Amended and Restated Voting Agreement), and, upon such removal, Crestview has the right to nominate his or her replacement.

Continuing Committee Representation

For so long as Crestview has the right to designate one of our directors, under the terms of the Amended and Restated Voting Agreement, each committee of our Board of Directors will have as a member at least one Crestview director. To the extent that applicable law or the NASDAQ Marketplace Rules prevent such director from serving as a member of a committee of our Board of Directors, the Crestview director will have certain observation rights.

Composition of Subsidiary Boards

For so long as Crestview has the right to designate one of our directors, Crestview also has the right to designate a representative for election or appointment, as the case may be, to the board of directors of each of our subsidiaries, other than our direct and indirect subsidiaries that are registered as investment advisers under the Investment Advisers Act of 1940, as amended.

Termination

The rights and obligations of the Amended and Restated Voting Agreement will expire (unless earlier expired or terminated in accordance with the terms thereof) at such time as Crestview and its affiliates party thereto cease to own at least 1% of the shares of our common stock acquired by them in our 2006 private offering.

Other Transactions With Crestview

In connection with our 2006 private offering, our Board of Directors approved and we entered into a professional services agreement with an affiliate of Crestview (Crestview Advisors, LLC). In exchange for ongoing strategic advice and assistance, we agreed to pay Crestview’s affiliate an annual strategic advisory fee of $1.0 million, plus reimbursement of its reasonable out-of-pocket expenses, for so long as Crestview continues to own at least 50% of the shares of our common stock it purchased in our July 2006 private offering.

In September 2008, we agreed to issue to Crestview Advisors, LLC 502,268 options to purchase common shares of our company in lieu of cash payments for the strategic advisory fee for the period from October 1, 2008 through December 31, 2009. These options were issued at an exercise price of $5.30 and valued by us at the time of issuance at $1,171,000.

On June 14, 2010, the professional services agreement with an affiliate of Crestview was amended to reflect a decision made by the company’s Board of Directors on June 3, 2010 to give Crestview the right to receive restricted shares of the company’s common stock and/or options to purchase shares of the company’s common stock in lieu of a portion of the cash advisory fee payable to the affiliate of Crestview under the professional services agreement. Pursuant to the amended professional services agreement, the affiliate of Crestview has the right to elect to receive a portion of its advisory fee in restricted shares of the company’s common stock and/or options to purchase shares of the company’s common stock, with terms that are substantially similar to the annual retainer terms available to the company’s non-employee directors, up to an amount equal to the lesser of twice the minimum annual retainer payable to the company’s non-employee directors and its full advisory fee. On June 1, 2011, Crestview’s affiliate received 168,067 options to purchase shares of the company’s common stock issued at an exercise price of $3.63 per share.

Transactions With Executive Officers, Directors and Other Related Persons

On April 30, 2008, we entered into an employment agreement with Mr. Richard J. Hendrix, our President and Chief Operating Officer at that time and now our President and Chief Executive Officer. We describe in detail below the employment agreement in “— Employment Agreement With Our President and Chief Executive Officer.”

On December 21, 2008, we entered into a retirement agreement and a director service agreement with Mr. Eric F. Billings, our Chairman and Chief Executive Officer at that time. We describe these agreements in detail below in “— Retirement and Director Service Agreements With Our Chairman and Then-Chief Executive Officer.”

Review, Approval or Ratification of Transactions With Related Persons

Our written Statement of Business Principles applies to any related party transaction with any of our executive officers or directors, and it is the practice of our Board of Directors that any such transactions that are not in the ordinary course of business or are not performed on standard market terms must be approved by a majority of the disinterested members of our Board of Directors. In addition, it is the practice of our Board of Directors that any transaction with any shareholder known to beneficially own more than 5% of a class of our voting securities, or its related persons, that is not in the ordinary course of business or is not performed on standard market terms must be approved by a majority of the disinterested members of our Board of Directors. We refer to the foregoing policies and practices as our “Related Party Transaction Policy.”

The agreements and transactions described under “ — Transactions with Crestview,” “ — Other Transactions with Crestview” and “ — Transactions with Executive Officers, Directors and Other Related Persons” were reviewed and approved or ratified in accordance with our Related Party Transaction Policy except for those entered into in connection with our July 2006 private offering, which occurred prior to our initial public offering and the adoption of our Related Party Transaction Policy.

Pursuant to its charter, the Nominating and Corporate Governance Committee also periodically reviews our conflict of interest policies as set forth in our Statement of Business Principles concerning directors and executive officers, and reviews with management our procedures for implementing and monitoring compliance with the conflict of interest policies.

Certain of our executive officers and directors may invest their personal funds in amounts that exceed $120,000 in investment funds managed by our affiliates and securities underwritten by FBR Capital Markets & Co., or otherwise engage in transactions in the ordinary course of business involving goods and services provided by FBR Capital Markets & Co. and its affiliates, such as brokerage, investment management and financial advisory services, on the same terms and with the same conditions as those offered or provided to non-affiliated third parties. These transactions are reviewed in accordance with the policy stated above.

Retirement and Director Service Agreements With Our Chairman and Then-Chief Executive Officer

As previously disclosed, Eric F. Billings retired as our Chief Executive Officer effective January 1, 2009 and Richard J. Hendrix succeeded him in that role. As we announced on December 22, 2008, Mr. Billings has continued to serve as the non-executive Chairman of our Board of Directors. In connection with his retirement, Mr. Billings and our company entered into a retirement agreement (the “Retirement Agreement”) and a director service agreement (the “Director Agreement”) on December 21, 2008, effective as of January 1, 2009.

In recognition of his longstanding service to our company as one of its founders, his commitment to remain active on behalf of our company as Chairman and his critical role to our company’s future success, and based on his agreement to be subject to new restrictive covenants, the Retirement Agreement provides Mr. Billings with certain post-retirement benefits.

The restrictive covenants generally prohibit Mr. Billings from (i) competing with our company until the earlier of December 31, 2013 or the third anniversary of the date that his service with the Board terminates (the “Retirement Agreement Restricted Period”), (ii) soliciting our company’s customers during the Retirement Agreement Restricted Period, (iii) hiring or soliciting our company’s employees until the fifth anniversary of the date that his service with the Board terminates and (iv) divulging to anyone outside of our company, except as required by law or with our express written consent and except for confidential information of our company which is publicly known through no wrongful act on Mr. Billings’ part, any confidential matters relating to the business and affairs of our company and its controlled affiliates learned by Mr. Billings. Mr. Billings also agreed not to make any statement, orally or in writing, nor to take any action, that (A) in any way could reasonably be expected to disparage our company or the business reputation of any director, employee representative or agent of our company, or which foreseeably or reasonably could be expected to harm the business reputation or goodwill of those persons or entities, or (B) in any way, directly or indirectly, could knowingly cause, encourage or condone the making of such statements or the taking of such actions by anyone else. We agreed to like terms as in clauses (A) and (B) in the preceding sentence with respect to Mr. Billings.

The covenant not to compete with our company without our express written consent includes a prohibition on owning an interest in, joining, operating, controlling or participating in, being connected as an owner, officer, executive, employee, partner, member, manager, shareholder, or principal of or with, or otherwise aiding or assisting in any manner whatsoever, any individual corporation or entity that competes with the activities of us or our subsidiaries and controlled affiliates, including in the capital markets, money management, financial advisory and/or institutional sales and trading businesses (each activity, a “Competitive Activity”). However, Mr. Billings may (i) own up to 1% of the outstanding stock of a publicly held corporation which is or is affiliated with an entity or person that competes with us or our subsidiaries or (ii) be an officer, executive, employee, partner, member, manager, shareholder, or principal of or with a hedge fund, mutual fund, side-by-side fund or a third-party asset management firm (each activity, a “Permitted Activity”). Other than the right to cease payments under the Retirement Agreement and the Director Agreement (as described below), we will have no remedies against Mr. Billings if Mr. Billings provides notice to us that he will engage in a Competitive Activity in respect of money management that is not already a Permitted Activity.

If Mr. Billings’ service on our Board ceases for any reason during the twelve-month period immediately following a change in control of our company, as defined in our 2006 LTIP, then the covenant not to compete shall continue to apply until the earlier of (i) one year following the date that Mr. Billings’ service with us ceases or (ii) the end of the third anniversary of the date Mr. Billings ceases to serve on our Board for any reason.

The retirement benefits include (i) a deferred compensation arrangement that provides for five annual payments of $1.0 million starting on December 31, 2009 (subject to compliance with the restrictive covenants described above), (ii) continued health benefits for five years for Mr. Billings, his spouse and his daughter, (iii) office and secretarial support for three years (as long as Mr. Billings continues to serve on the Board) and (iv) continued vesting of equity awards previously granted by us pursuant to their existing vesting schedule (subject to his compliance with the restrictive covenants described above).

In connection with his retirement, it was expected that Mr. Billings would continue to have active involvement in crucial business development and relationship management aspects of our company’s business, and help to grow and strengthen our company’s client relationships. In consideration of these efforts and to incentivize these actions, our company entered into the Director Agreement, which provides that for three years (i) our company will nominate Mr. Billings to serve as a Board member, (ii) Mr. Billings will receive an annual Chairman’s fee of $400,000, at the same time and in the same form as the fees paid to other Board members, and (iii) Mr. Billings will be eligible to receive an annual bonus. For 2009, the Director Agreement provided that Mr. Billings would receive a bonus, based on agreed-upon, activity-based performance metrics, of at least $1.5 million. For 2010 and 2011, the Director Agreement provided that there will be no minimum bonus and the annual bonus will be based on our company’s and Mr. Billings’ actual performance, as determined by our Chief Executive Officer in consultation with the Compensation Committee of the Board. For 2010 and 2011, Mr. Billings did not receive a bonus payment. As provided for in the Director Agreement, any annual bonus earned by Mr. Billings will be paid on the same terms and in the same form as the annual bonuses we pay to our Executive Committee under our company’s Incentive Compensation Program generally and we will, except as provided below, pay or grant the bonus no later than March 15 of each year following the calendar year for which the applicable bonus is awarded. Any bonus amount deferred into equity in our company pursuant to any deferral plan or program shall vest subject to Mr. Billings’ compliance with the restrictive covenants in the Retirement Agreement described above. However, any then unvested equity awards shall (A) vest in full and be settled immediately upon Mr. Billings’ death and (B) vest in full and upon the occurrence of a change in control (as defined in the Retirement Agreement) and (1) be settled immediately upon such change in control in the event it is a “change in control event” within the meaning of Section 409A of the Code or (2) otherwise be settled in accordance with its terms.

If Mr. Billings breaches, or threatens to commit a breach of, any of the restrictive covenants described above, our company and its controlled affiliates, in addition to, and not in lieu of, any other rights and remedies available to our company and its controlled affiliates under law or in equity (including, without limitation, the recovery of damages), shall have the right and remedy to have the restrictive covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against Mr. Billings of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

Each of the Retirement Agreement and the Director Agreement may be amended, superseded, canceled, renewed or extended, and its terms may be waived, only by a written agreement signed by Mr. Billings and us.

Employment Agreement With Our President and Chief Executive Officer

As previously disclosed, on April 30, 2008, we entered into an employment agreement with Richard J. Hendrix, then our President and Chief Operating Officer. When Mr. Hendrix succeeded Mr. Billings as our Chief Executive Officer on January 1, 2009, Mr. Hendrix’s employment agreement remained unchanged. The agreement has an initial term of three years, with two one-year annual renewal periods unless either party elects not to renew the agreement. The agreement provides for an annual base salary of at least $750,000 during the term and eligibility to participate in any of our performance bonus plans or programs or long-term incentive plans or programs existing as of the date of the agreement, including the 2008 executive performance bonus plan that was approved by the Compensation Committee of the Board in February 2008, or that is adopted by the Compensation Committee or the Board during the term of the agreement for the benefit of our executive officers.

The agreement provides for severance benefits in the event of termination of Mr. Hendrix’s employment during the agreement’s term. Upon a termination due to death or disability, Mr. Hendrix (or his estate) will be entitled to receive (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination; (ii) any amount earned and accrued, but not yet paid, prior to the date of termination under any bonus, equity or long term incentive plan then in effect (inclusive of full and nonforfeitable vesting of any and all equity, performance-based, or long-term incentive awards, including but not limited to the RSUs awarded to Mr. Hendrix by the company on February 20, 2008); and (iii) reimbursement of expenses incurred prior to the date of termination.

If Mr. Hendrix’s employment is terminated for Cause (as defined below) or he voluntarily resigns without Good Reason (as defined below), he will be entitled to receive (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination, (ii) all vested rights and benefits under any retirement or other benefit plan or program, and (iii) reimbursement of expenses incurred prior to the date of termination. For purposes of the agreement, “Cause” means Mr. Hendrix’s:

•

conviction of, indictment for or formal admission to or plea of nolo contendere with respect to, a felony or a crime of moral turpitude, dishonesty, breach of trust, fraud, misappropriation, embezzlement or unethical business conduct (but only if the Board reasonably determines, after considering all related facts and circumstances, that such indictment, conviction or plea has materially and adversely affected or is reasonably likely to materially and adversely affect our business or reputation), or any crime involving our company;

•

continued willful misconduct or willful or gross neglect in the performance of his duties hereunder, following written notice of such misconduct or neglect and failure to remedy such misconduct or neglect within 15 days after delivery of such notice; provided, however, the Board shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain misconduct or neglect that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate conduct or neglect that the Board reasonably determines to be incapable of being cured;

•

continued failure to materially adhere to the clear directions of our company, to adhere to our written policies, or to devote substantially all of his business time and efforts to our company in accordance with and subject to the provisions of Section 2 of the agreement, and failure to cure such failure within 15 days after delivery of written notice of such failure; provided, however, the Board of Directors shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain failures that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate failures that the Board reasonably determines to be incapable of being cured;

•

continued failure to substantially perform the duties properly assigned to Mr. Hendrix by us (other than any such failure resulting from his disability) and failure to cure such failure within 15 days after delivery of written notice of such failure; provided, however, the Board of Directors shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain failures that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate failures that the Board reasonably determines to be incapable of being cured; or

•

material and willful breach of any of the terms and conditions of the agreement and failure to cure such breach within 15 days following written notice from us specifying such breach; provided, however, the Board of Directors shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain breaches that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate breaches that the Board reasonably determines to be incapable of being cured.

If Mr. Hendrix’s employment is terminated by us without Cause or he resigns for Good Reason, he will be entitled to receive: (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination; (ii) any amount earned but not yet paid prior to the date of termination under any bonus, equity or long term incentive plan then in effect; (iii) all vested rights and benefits under any retirement or other benefit plan or program; (iv) reimbursement for expenses incurred prior to the date of termination; (v) a single-sum cash payment equal to two (2) times the average total annual salary and performance bonuses earned by and paid to Mr. Hendrix with respect to the two fiscal years preceding the date of termination, but excluding the retention incentive payment that Mr. Hendrix received pursuant to the retention incentive agreement entered into on April 30, 2008; provided that such lump-sum amount will not be less than $4.5 million if the date of termination occurs before payment to Mr. Hendrix of any performance bonus relating to the 2009 fiscal year; (vi) immediate vesting of all unvested incentive equity or equity-based awards held by Mr. Hendrix, including any performance-based cash or equity-based awards that are not intended to qualify as “performance based compensation” under Section 162(m) of the Code based on a performance measurement period beginning after January 1, 2009; provided, however, that unvested incentive equity or equity-based awards that are intended to qualify as “performance based compensation” under Section 162(m) of the Code based on a performance measurement period beginning after January 1, 2009 shall vest and be earned only upon achievement of the applicable performance goals or objectives (but disregarding any requirement for Mr. Hendrix’s continued employment); and (vii) for a period of five years after termination of employment, continuing coverage of Mr. Hendrix and his qualified beneficiaries under our group health plans that Mr. Hendrix and his beneficiaries would have received under the agreement in the absence of termination, provided that we are in no event required to provide such coverage to Mr. Hendrix or a qualified beneficiary after such time as Mr. Hendrix or the beneficiary, as applicable, is no longer eligible to receive continued coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA). For the portion of such five-year period after Mr. Hendrix or a beneficiary is no longer eligible to elect continuing coverage under our group health plans under COBRA, we will reimburse the health insurance premiums incurred by Mr. Hendrix under a private health insurance plan that provides substantially similar benefits for Mr. Hendrix and his beneficiaries and is reasonably acceptable to us, provided that we are in no event required to provide or reimburse the cost of any benefits otherwise required by this clause after such time as Mr. Hendrix or the beneficiary, as applicable, becomes entitled to receive benefits of the same type from another employer or recipient of Mr. Hendrix’s services.

For purposes of the agreement, “Good Reason” means:

•

a “Change in Control” of our company as that term is defined in our 2006 LTIP, followed within one year following the Change in Control (it being agreed and understood that this provision will survive any expiration of the term of the agreement that occurs during such one-year period following a Change in Control for the remaining portion of such one-year period) by any demotion of Mr. Hendrix or any material diminution in Mr. Hendrix’s authority, duties and responsibilities, or the assignment to Mr. Hendrix of duties materially inconsistent with Mr. Hendrix’s position or positions with us; provided, however, that any merger or business combination of our company solely with Arlington Asset or any other affiliate of our company or any sale, distribution or other disposition (other than as provided for in the next clause) by Arlington Asset of its ownership interest in our company shall not be deemed to be a Change in Control for purposes of the agreement; and provided further that a sale of the control position owned directly or indirectly by Arlington Asset shall constitute a Change in Control for purposes of the agreement unless an investment group involving Crestview Partners, our company, or their affiliates, officers, and directors is the buyer of the Arlington Asset’s interest and no single entity or person directly or indirectly owns more than 50% of our company;

•	a reduction of more than 10% in the annual salary of Mr. Hendrix;

•	any demotion or material reduction or diminution in the duties or authority of Mr. Hendrix; or

•

our breach of any material provision of the agreement and subsequent failure to cure such breach within 30 days after receiving written notice from Mr. Hendrix of such breach, provided that Mr. Hendrix has provided the company with such notice no later than 30 days from the date of the company’s alleged breach.

Under certain circumstances, the severance benefits payable by us will be reduced to the extent necessary to avoid paying excise taxes under Section 280G of the Code. Under other circumstances, we will indemnify Mr. Hendrix against certain tax liabilities he incurs relating to the severance benefits.

The agreement also contains restrictive covenants. The agreement generally prohibits Mr. Hendrix from (i) competing with our company during the term of his employment and until the first anniversary of the date that his employment with our company terminates either by our company with or without Cause or by Mr. Hendrix with or without Good Reason (the “Employment Agreement Restricted Period”), (ii) soliciting our company’s customers during the Employment Agreement Restricted Period, (iii) hiring or soliciting our company’s employees during the Employment Agreement Restricted Period and (iv) divulging to anyone outside of our company, except as required by law or with our express written consent and except for confidential information of our company which is publicly known through no wrongful act on Mr. Hendrix’s part, any confidential matters relating to the business and affairs of our company and its affiliates learned by Mr. Hendrix. Mr. Hendrix also agreed not to make any statement, orally or in writing, nor to take any action, that (A) in any way could reasonably be expected to disparage our company or the business reputation of any director, employee representative or agent of our company, or which foreseeably or reasonably could be expected to harm the business reputation or goodwill of those persons or entities, or (B) in any way, directly or indirectly, could knowingly cause, encourage or condone the making of such statements or the taking of such actions by anyone else.

The covenant not to compete with our company without our express written consent includes a prohibition on Mr. Hendrix owning an interest in, joining, operating, controlling or participating in, being connected as an owner, officer, executive, employee, partner, member, manager, shareholder, or principal of or with, or otherwise aiding or assisting in any manner whatsoever, any individual corporation or entity that competes with the activities of us or our subsidiaries in the capital markets, financial advisory and/or institutional sales and trading businesses. However, Mr. Hendrix may (i) own up to one percent (1%) of the outstanding stock of a publicly held corporation which is or is affiliated with an entity or person that competes with us or our subsidiaries or (ii) be an officer, executive, employee, partner, member, manager, shareholder, or principal of or with a private equity fund or a third-party asset management firm. The covenant not to compete with our company shall not apply if Mr. Hendrix’s employment with our company is terminated for any reason by our company or Mr. Hendrix effective during the 12-month period immediately following a Change in Control as that term is defined in our 2006 LTIP.

If Mr. Hendrix breaches, or threatens to commit a breach of, any of the restrictive covenants described above, our company and its affiliates, in addition to, and not in lieu of, any other rights and remedies available to our company and its affiliates under law or in equity (including, without limitation, the recovery of damages), shall have the right and remedy to have the restrictive covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against Mr. Hendrix of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

The employment agreement may be amended, superseded, canceled, renewed or extended, and its terms may be waived, only by a written agreement signed by Mr. Hendrix and us.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information regarding certain aspects of our overall compensation philosophy and objectives and the elements of compensation paid to our named executive officers in 2011.

Executive Summary

In 2011, the capital markets continued to be affected by the aftermath of the financial crisis of 2008-2009, the continuing U.S. housing crisis and challenges faced by many countries, including the United States, in managing sovereign debt levels. During the second half of the year, the situation in the domestic capital markets materially deteriorated from what had been already challenging circumstances. The resulting reduction in our revenues by more than 50% relative to the first half of the year caused us to incur a substantial loss in the last six months of 2011.

Our response to the intensity of the market challenges during 2011 was to meaningfully restructure our organization to reflect the prevailing capital markets environment. The primary focus of the restructuring was a 41% reduction in headcount over the course of the year. We executed these reductions in a manner that preserved most, if not all, of our revenue capacity by focusing the reductions on back office and support functions. As a result of this action, we have reduced fixed expenses by 35%, while maintaining our overall capabilities and breadth of industry coverage. While we have made significant changes to our headcount over the past two years, we do not believe that these actions have changed the fundamental composition or strength of our franchise. Rather, we believe that the changes to our cost structure better position the company to perform in the different types of markets that we have experienced since the financial crisis began in 2008. In addition, we continue to maintain a strong and transparent balance sheet with high levels of liquidity.

Overview of 2011 Compensation

Throughout this proxy statement, we refer to our chief executive officer, our chief financial officer, and each of our three other most highly compensated executive officers for 2011 as the “named executive officers.” In addition to our chief executive officer and our chief financial officer, this group includes our head of sales and research, our group head of equity trading, credit, convertibles and options, and our chief investment officer.

Notwithstanding the significant improvements in expense levels outlined above and significant progress in other areas which we measure for performance, in light of our overall financial performance measured against cash profitability and return on equity and our commitment to performance-based annual incentive compensation principles, the Compensation Committee of our Board exercised its negative discretion and eliminated the 2011 annual incentive compensation pool awards for our named executive officers. Total compensation for each named executive officer for 2011 was consequently significantly reduced. Consistent with our objectives of alignment of interests between executives and shareholders and retention of quality management, we did grant certain long-term incentive awards to all of our named executive officers other than our president and chief executive officer (who elected not to receive an award).

Principles and Objectives of Our Compensation Program

The Compensation Committee of our Board has discretionary authority over the compensation of our named executive officers. In developing a compensation program for our named executive officers, the Compensation Committee’s goal is to link compensation decisions to both corporate and individual performance, with a focus on rewarding financial results, as well as rewarding the individual performance and accomplishments of our named executive officers in light of their respective duties and responsibilities, the impact of their actions on our strategic initiatives, and their overall contribution to the culture, strategic direction, stability and performance of our company. Our Chief Executive Officer recommends to the Compensation Committee the amount and form of compensation for each of our named executive officers other than himself, and the amount and form of compensation for our Chief Executive Officer is determined by the Compensation Committee and approved by the Board. Our Compensation Committee retains the discretion to compensate and reward our named executive officers based on a variety of other factors, including various subjective or qualitative factors.

Principles

Our compensation program for our named executive offices is designed to attract, retain and motivate executives and professionals of the highest quality and effectiveness while aligning their interests with the long term interests of our shareholders. The following five “Principles of Compensation” summarize key categories that our Board, the Compensation Committee, and our management team believe are critical to recognize:

•

Firm Performance — All compensation decisions are made within the context of overall firm performance. We evaluate firm performance from a financial perspective as well as from a strategic perspective.

•

Alignment — Employees and shareholders are aligned in their interests. Compensation directly reflects both the annual and longer-term performance of the business. The higher the compensation level of the employee, the higher the proportion of their compensation that is paid in longer-term equity versus cash, and therefore the greater the employee’s interest in the strategic success of our company.

•

Risk Management — By considering and appropriately rewarding returns in light of the level of risk that was taken to generate those returns, compensation decisions neither encourage nor reward excessive or inappropriate risk taking.

•

Employee Contribution — An individual’s compensation, evaluated within the context of overall company results, is determined by the individual’s contribution to the business. We consider both financial and non-financial factors. In determining individual compensation, teamwork and unselfish behavior — “FBR first” — are recognized and appropriately rewarded. The greater the individual’s ability to directly impact firm performance, the higher the variability in the individual’s compensation.

•

Quality and Retention of Staff — Total compensation levels are calibrated to the market such that we remain competitive for attracting, motivating and retaining the very best people. We seek to maximize the value of an employee’s compensation through both appropriate pay design and effective communication of pay programs. Compensation is structured to encourage long-term service and loyalty.

Objectives

The Compensation Committee seeks, through our compensation programs, to foster an entrepreneurial, results-focused culture that we believe is critical to the success of our company and to the long-term growth of shareholder value. In addition to appropriately rewarding individual performance, viewed in light of each named executive officer’s duties, responsibilities and function, the Compensation Committee also believes that it is critical to encourage commitment among the named executive officers to our overall corporate objectives and culture of partnership. A key objective of our overall compensation program is for the named executive officers to have a significant portion of their compensation linked to building long-term value for our shareholders.

Role of Independent Compensation Consultant

Under its sole authority, the Compensation Committee retained Towers Watson, Inc. (“Towers Watson”), an independent consulting firm, to advise it on executive compensation matters in 2011. Towers Watson reported directly to the Compensation Committee. In 2011, a representative of Towers Watson attended two of the in-person and telephonic meetings of the Compensation Committee and met regularly with the Compensation Committee without members of management present. For the 2011 performance year, Towers Watson prepared competitive industry pay analyses and other benchmarking reviews for the Compensation Committee with regard to our named executive officers and with regard to overall compensation structure and levels within the company.

2011 Peer Group

In 2011, the Compensation Committee reviewed the annual salaries and overall compensation of our named executive officers, which included a review of market data provided by Towers Watson. In reviewing executive compensation, our Compensation Committee considered competitive practice, pay levels, and Chief Executive Officer equity ownership levels from the following “peer” companies: Cowen Group, Inc., Evercore Partners Inc., Gleacher & Co., Greenhill & Co., Jefferies Group, Inc., JMP Group Inc., KBW, Inc., Knight Capital Group, Inc., Lazard Group LLC, Oppenheimer Holdings Inc., and Piper Jaffray Companies. We occasionally look at a broader group of financial firms when reviewing general financial services pay trends. This broader group is comprised of the companies listed above and the following companies: Bank of America, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, JPMorgan, Morgan Stanley, and UBS. While the Compensation Committee considers the level of compensation paid by the firms in the company’s comparator group as a reference point that provides a framework for its compensation decisions, in order to maintain competiveness and flexibility, the Compensation Committee does not target compensation at a particular level relative to the comparator group; nor does the Compensation Committee employ a formal benchmarking strategy or rely upon specific peer–derived targets. This peer group and market data is an important factor considered by the Compensation Committee when setting compensation, but it is only one of multiple factors considered by the Compensation Committee, and the amount paid to each named executive officer may be more or less than the composite market median based on individual performance, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Compensation Committee deems important.

Consideration of Say-on-Pay

We conducted an advisory shareholder vote on executive compensation at our 2011 annual meeting in which the shareholders approved our compensation packages and approved our recommendation to put our compensation packages to vote once every year.

At our 2011 annual meeting of shareholders, our say-on-pay proposal received “for” votes that represented 76.93% of the votes cast. The Compensation Committee reviewed the results of the 2011 say-on-pay vote when considering our compensation practices for 2011. The Compensation Committee believes that, while it is difficult for individual shareholders to be fully aware of all factors impacting compensation decisions, the support for the 2011 say-on-pay vote demonstrates shareholders’ support of our compensation policies.

Elements of 2011 Compensation

This section describes the various elements of our compensation program for our named executive officers in 2011, summarized in the table below, and why the Compensation Committee chose to include the items in the compensation program. As detailed below, the primary elements of our compensation program during 2011 consisted of base salary, performance-based incentive compensation bonus or “at risk” compensation opportunities and long-term equity incentive compensation; we also provided benefit programs. We do not provide perquisites, special retirement benefits, or severance compensation to our named executive officers, except for severance benefits payable to Richard J. Hendrix under his employment agreement under certain circumstances. For 2011, performance-based bonuses were not paid to any of our named executive officers under the Incentive Compensation Program. The elements of our executive compensation program are summarized as follows:

Element	Description	Function
Base Salary	Fixed cash compensation	Provides basic compensation at a level consistent with competitive practices; reflects role, responsibilities, skills, experience and performance; encourages retention

Performance-Based Annual Incentive Compensation Bonus	Payable in cash or stock based on performance at the discretion of the Compensation Committee under the Incentive Compensation Program (“ICP”)	Motivates and rewards for achievement of annual company performance goals

Element	Description	Function

Discretionary Bonuses	Discretionary bonuses awarded in circumstances where individual contribution and performance was excellent; payable in cash or stock at the discretion of the Compensation Committee	Rewards excellent performance relative to the duties, responsibilities, and functions of an individual executive officer

Long-Term Equity Incentives	Equity awards granted at the Compensation Committee’s discretion under the 2006 LTIP and the 2012 Retention and Incentive Plan	Motivates and rewards for financial performance over a sustained period; strengthens mutuality of interests between executives and shareholders; increases retention; rewards creation of shareholder value

Benefits	Defined contribution savings plan, healthcare plan and other standard company benefit plans. Named executive officers receive same coverage as other employees.	Provides market competitive savings and health and welfare benefit programs generally available to other employees based on standard eligibility criteria

Executive Perquisites and Other Arrangements	We do not provide perquisites, defined benefit plans or other retirement benefits, deferred compensation, guaranteed severance or agreed-upon post-termination compensation to our named executive officers, except as noted above.	Not applicable, except as noted above

Retention Incentive Payments	Cash payable at the discretion of the Compensation Committee upon entry into a retention agreement with the particular named executive officer subject to claw-back restrictions that lapse upon satisfaction of the employment condition	Creates additional incentives for retention of key officers in light of a competitive environment

Base Salary

The purpose of base salary is to provide a set amount of cash compensation for each named executive officer that is not variable in nature and is generally competitive with market practices. Consistent with industry practice and our performance-based compensation philosophy, the base salary for each named executive officer is targeted to account for less than half of total compensation.

The Compensation Committee seeks to pay our executive officers a competitive base salary in recognition of their job responsibilities for a publicly held company by considering several factors, including competitive factors within our industry, past contributions and individual performance of each named executive officer, as well as retention. In setting base salaries, the Compensation Committee is mindful of total compensation and the overall goal of keeping the amount of cash compensation that is provided in the form of base salary substantially lower than the amount of bonus opportunity that is available, assuming that performance targets are met or exceeded.

Following the review of the above-referenced market data provided by Towers Watson and our desired mix of fixed to variable compensation, base salaries of named executive officers were unchanged in 2011 from 2010 levels.

Performance-Based Annual Incentive Compensation

For 2011, the Compensation Committee recommended, taking into account the advice of Towers Watson, and the independent members of the Board of Directors approved, the ICP for our named executive officers. Under the ICP, the named executive officers, Messrs. Hendrix, Wright, Fishman, Lloyd, and Neuhauser, were eligible to share in a performance-based bonus pool established under the ICP (the “ICP pool”) which is funded as discussed below. The Compensation Committee intended for this annual incentive bonus opportunity to be a substantial component of each ICP participant’s total compensation. Because the annual incentive bonus opportunity and individual bonus from the ICP pool depends upon our company’s and each individual executive’s performance, the Compensation Committee believes this form of compensation benefits our shareholders.

The mix of cash and equity to be granted under the ICP is determined by the Compensation Committee in its discretion, and the maximum share of the ICP pool that any one participant may be allocated is 100%. The Compensation Committee and the Board also had discretion to reduce the size of the ICP pool and to award a smaller amount than would otherwise be earned under the ICP pool if they believed appropriate.

Performance-based annual incentive compensation bonuses were at the discretion of the Compensation Committee and the Board based on their assessment of performance against quantitative and qualitative factors outlined below, in addition to other considerations including retention, continuity of management, and competitive factors. These quantitative and qualitative factors were determined subjectively by the Compensation Committee and the Board and there was no specific percentage weighting applied to such factors.

•	Cash Profitability[1]

•	Expense Management

•	Return on Equity

•	Risk Management

•	Compliance with Regulatory Requirements

•	Performance Against Strategic Plan

Funding of the ICP pool was based on an assessment of our 2011 financial performance relative to the Compensation Committee’s pre-established financial performance goals, as described below.

A threshold level of net revenue had to be achieved before the ICP funded an ICP pool. For 2011, the Compensation Committee established a threshold goal for ICP funding of $140 million in net revenue. If actual net revenue did not reach the threshold level of performance, the ICP pool would not have funded. If full year net revenue exceeded the established threshold net revenue goal, the ICP would fund an ICP pool equal to 5% of net revenue beginning with the first dollar of net revenue earned.

As 2011 net revenue exceeded the threshold level of performance for ICP funding for 2011, the ICP pool was funded. For 2011, management proposed, and the Compensation Committee agreed, to exercise negative discretion and fully eliminate the ICP pool. This reduction was based on the meaningful shortfall in achieving cash profitability and targeted return on equity. Mr. Hendrix did not receive any performance bonus or long-term incentive award with respect to 2011, and none of the other named executive officers received any performance bonus in the form of cash or equity with respect to 2011.

[1]	Cash Profitability is a non-generally accepted accounting principles (“GAAP”) measurement used by our management team to analyze and assess the results of the core capital markets and asset management operating units. In determining Cash Profitability, we exclude from GAAP income before taxes the following non-core operating items: (1) severance costs associated with reductions in headcount, (2) corporate transaction costs, which includes costs associated with business combinations and acquisitions, and (3) net investment income (losses) from our long-term investments. We also exclude the following non-cash expenses: (1) impairment of intangible assets, (2) compensation costs associated with stock-based awards, and (3) amortization of intangible assets. Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of our company, and provides additional clarity around the company’s future earnings capacity and trend.

Long-Term Equity Incentive Compensation

The Compensation Committee believes that a significant portion of our named executive officer compensation should be in the form of equity awards as a retention tool, and to align further the long-term interests of named executive officers with those of our other shareholders. As described above, the Compensation Committee has discretion to determine the payment of named executive officer bonuses through a combination of cash and RSUs, representing rights to receive shares of our common stock.

The Compensation Committee understands and appreciates that equity incentive compensation can promote high-risk behavior if the incentives it creates for short-term performance are not properly aligned with the interests of our company over the long-term. The Compensation Committee believes that the structure of our company’s long-term equity incentive compensation appropriately mitigates the risk by directly aligning the recipients’ interests with those of our company. We use judgment and discretion rather than rely solely on formulaic results, and do not use highly leveraged incentives that drive risky short-term behavior. Instead, we reward consistent and longer-term performance. Our long-term equity incentive compensation rewards long-term stock performance.

On April 27, 2011, we granted Messrs. Wright and Fishman one-time awards of RSUs and stock options under the 2006 LTIP for incentive and retention purposes, approved by the Compensation Committee to closer align their equity ownership levels to other named executive officers. Messrs. Wright and Fishman were awarded 50,000 and 100,000 RSUs, respectively, each representing the right to receive one share of our common stock, scheduled to vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company; and options to purchase 50,000 and 100,000 shares of our common stock, respectively. The options have an exercise price of $3.60, which was the closing price of our company’s common stock on April 26, 2011, the trading day preceding the date of grant, will vest in full on the third anniversary of the date of grant, subject to continued employment, and will expire on the seventh anniversary of the date of grant.

On February 8, 2012, we granted awards under a retention and incentive program approved by the Board of Directors that is designed to further the long-term growth of the company by providing long-term incentives in respect of the company’s common stock and other equity interests and assets related to the business of the company, and to assist the company in retaining key employees (the “2012 Retention and Incentive Plan”). As part of this program, Messrs. Wright, Fishman, Lloyd and Neuhauser were awarded interest in an award pool established under the 2012 Retention and Incentive Plan. Mr. Hendrix, our Chief Executive Officer, elected based on the company’s 2011 financial performance not to participate in the 2012 Retention and Incentive Plan.

An award under the 2012 Retention and Incentive Plan represents an interest in the award pool established on February 8, 2012 under the plan. The award pool is comprised of two portions. The first portion of the pool consists of 2,510,460 RSUs (the “RSU Pool”) drawn from shares available under the 2006 LTIP. The second portion of the pool consists of a specified pool of non-FBR securities with a fair market value of approximately $3,000,000 as of February 8, 2012, as well as any proceeds of those securities or replacement securities acquired by the plan over the course of its term.

Each participant in the 2012 Retention and Incentive Plan has been allocated an interest in the aggregate award pool. Because the number of participants is fixed at the outset of the plan, and the aggregate award pool is likewise fixed, any forfeiture of awards by participants who cease to be employed by the company will result in the remaining participants being entitled to a proportionally larger share of the award pool assuming that they remain employed through the vesting date of the plan.

Under the 2012 Retention and Incentive Plan, and subject to accelerated vesting in certain limited circumstances, awards will vest if the employee participant remains employed by the company as of the fourth anniversary following the date of the award. In general, the company will (1) satisfy the obligations in respect of an Asset Pool award by paying cash and/or delivering assets from the Asset Pool with an aggregate “fair market value” (as defined in the 2012 Retention and Incentive Plan) equal to the portion of the Asset Pool in respect of each Asset

Pool award, and (2) issue shares of our common stock (or, in the discretion of the Compensation Committee of the Board of Directors, a cash payment based on the per share “fair market value” (as defined in the 2006 LTIP)) in settlement of the vested RSU Pool awards.

On February 8, 2012, we made awards under the 2012 Retention and Incentive Plan to our named executive officers as outlined below. Such awards are scheduled to vest in full on the fourth anniversary of the grant date, subject to continued employment with our company.

	Award Value at Grant	Asset Pool Award Value at Grant	Restricted Stock Units
Bradley J. Wright Executive Vice President, Chief Financial Officer and Chief Administrative Officer	$260,000	$86,667	72,524

Adam J. Fishman Senior Managing Director, Head of Sales and Research	$500,000	$166,667	139,470

Michael A. Lloyd Senior Managing Director, Group Head of Credit, Convertibles and Options	$500,000	$166,667	139,470

James C. Neuhauser Executive Vice President and Chief Investment Officer	$400,000	$133,333	111,576

Timing of Equity Compensation Awards

Awards of RSUs and stock options to executive officers and other eligible persons, other than non-employee directors, are made on a regular award date each year shortly after the end of the applicable performance year. The award date is scheduled to give us sufficient time to complete all performance reviews and obtain all necessary approvals.

We occasionally make awards of restricted shares of common stock, RSUs or stock options under our 2006 LTIP other than on the regular annual award date, usually in connection with hiring a new key employee.

Formal approval for awards is obtained prior to the grant. We do not coordinate the timing of our awards with the release of material non-public information. The exercise price for stock options equals the closing price of our common stock on the trading day immediately preceding the grant date.

Post-Termination Compensation

With the exception of our company’s employment agreement with Richard J. Hendrix, as disclosed in “Certain Relationships and Transactions With Related Persons — Employment Agreement With Our President and Chief Executive Officer,” we do not have employment contracts or post-termination compensation agreements with any of our named executive officers, and we do not have contractual provisions or other arrangements with any of the named executive officers, which provide for payments at, following, or in connection with the resignation, severance, retirement or other termination of a named executive officer. Unvested stock options, restricted stock and RSUs held by grantees, including those held by named executive officers, may vest upon a change in control (as defined in our 2006 LTIP) or following a change in control, or upon termination of employment due to death or disability, as provided under the terms of our 2006 LTIP or our 2012 Retention and Incentive Plan, as applicable. For quantitative information related to post-termination compensation, see “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”

Deductibility of Executive Compensation

In making its compensation decisions, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to our chief executive officer or any one of our three highest paid executive officers, other than our chief executive officer and chief financial officer, unless certain conditions are met. The Compensation Committee has discretion to approve compensation that does not meet these requirements when the Compensation Committee considers it appropriate in order to ensure competitive levels of total compensation for our executive officers. For 2011, the Compensation Committee established but did not make any payments under an ICP pool that was designed to be a performance-based incentive compensation program that complied with the requirements of Section 162(m) of the Code. As discussed below under the heading “— 2012 Performance-Based Annual Incentive Compensation,” the Compensation Committee approved an ICP pool for 2012 which is intended to provide Section 162(m)-compliant performance-based bonuses.

2012 Executive Compensation for Named Executive Officers

2012 Base Salaries

The Compensation Committee reviewed annual base salaries for our named executive officers and determined that they should remain unchanged in 2012 from 2011 levels.

2012 Performance-Based Annual Incentive Compensation

2012 performance-based annual incentive compensation bonuses under the ICP will be determined in the same manner as 2011 performance-based annual incentive compensation bonuses, as discussed above under the heading “Elements of 2011 Compensation — Performance-Based Annual Incentive Compensation,” with the only difference being the threshold level of net revenue required for the ICP pool to fund, as described below.

The Compensation Committee intends for this annual incentive bonus opportunity to be a substantial component of each ICP participant’s 2012 total compensation. Because the annual incentive bonus opportunity and individual bonus from the ICP pool will depend upon our company’s and each individual executive’s performance, the Compensation Committee believes this form of compensation benefits our shareholders. The Compensation Committee will determine the actual size of the ICP pool after the close of the 2012 fiscal year so that all relevant data are available regarding our company’s and the ICP participants’ individual performance in 2012 and the Compensation Committee can rely upon our audited financial results. Funding of the ICP pool will be based on an assessment of our 2012 financial performance relative to the Compensation Committee’s pre-established financial performance goals, as discussed below.

A threshold level of net revenue must be achieved before the ICP will fund an ICP pool. For 2012, the Compensation Committee established a threshold goal for ICP funding of $100 million in net revenue. If actual net revenue does not reach this threshold level of performance, the ICP pool will not fund. If full year actual net revenue exceeds the established threshold net revenue goal, the ICP will fund an ICP pool equal to 5% of net revenue beginning with the first dollar of net revenue earned.

Supplemental Compensation Table

The following Supplemental Compensation Table reflects how the Compensation Committee and our Board of Directors view performance year compensation for our named executive officers. This supplemental table includes salary, bonus awards delivered in the form of cash and equity, and long-term incentive compensation for performance years 2011, 2010, and 2009. The tables that present our executives’ compensation as required by the SEC rules are set forth in “Executive Compensation.” The Supplemental Compensation Table is additional information that is not required by the SEC, and it differs from the required Summary Compensation Table as it is limited to compensation related to the relevant performance year. The Supplemental Compensation Table below includes values for contingent compensation, such as unvested and/or unpaid stock awards and unexercised stock options. The named executive officers may never realize the value of certain items included under the column headed “Total” (as is the case in recent years), or the amounts realized may differ materially from the amount listed in the Supplemental Compensation Table and related footnotes.

Name and Principal Position	Year(1)	Base Salary ($)	Bonus Awards(2)		Long Term Incentive Compensation				Total ($)
			Cash Component ($)	Stock Award Component ($)(3)	Stock Awards ($)(3)		Option Awards ($)(3)
Richard J. Hendrix	2011	750,000	—	—	—	(4)	—		750,000
President and Chief Executive Officer	2010	750,000	400,000	142,125	4,072,500	(6)	730,000	(6)	6,094,625
	2009	750,000	1,139,750	1,139,750	—		870,000	(6)	3,899,500

Bradley J. Wright	2011	375,000	—	—	440,000	(4)(5)	67,500	(5)	882,500
Executive Vice President, Chief Financial Officer and Chief Administrative Officer	2010	371,154	200,000	71,063	—		22,200	(8)	664,417
	2009	250,000	393,600	74,614	—		—		718,214

Adam J. Fishman	2011	400,000	—	—	860,000	(4)(5)	135,000	(5)	1,395,000
Senior Managing Director, Head of Sales and Research	2010	395,385	555,846	280,723	—		114,066	(9)	1,346,020

Michael A. Lloyd	2011	400,000	—	—	500,000	(4)	—		900,000
Senior Managing Director, Group Head of Credit, Convertibles and Options	2010	395,384	572,000	260,563	185,400	(7)	441,600(7)		1,854,947

James C. Neuhauser	2011	500,000	—	—	400,000	(4)	—		900,000
Executive Vice President and Chief Investment Officer	2010	492,308	400,000	142,125	—		325,500	(10)	1,359,933
	2009	250,000	703,250	703,250	—		—		1,656,500

(1)	For Messrs. Fishman and Lloyd, compensation is not shown for fiscal year 2009 because they were not named executive officers in fiscal year 2009.
(2)	Amounts represent cash and equity portions of bonus compensation attributable to the relevant performance year.
(3)	The amounts in these columns represent the aggregate grant date fair value of stock awards and stock options computed in accordance with FASB ASC Topic 718. The discussion of the assumptions used for purposes of the valuation of the restricted shares of common stock, RSUs and stock options granted to employees appears in Note 12 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
(4)	As discussed above under the heading “Long Term Equity Incentive Compensation,” the company granted awards under the 2012 Retention and Incentive Plan on February 8, 2012. As part of this program, Messrs. Wright, Fishman, Lloyd and Neuhauser were awarded interest in an award pool established under the 2012 Retention and Incentive Plan. Mr. Hendrix, our Chief Executive Officer, elected based on the company’s financial performance not to participate in the 2012 Retention and Incentive Plan. Mr. Hendrix did not receive any bonus or incentive award in respect of 2011, and none of the other named executive officers received any bonus in the form of cash or equity in respect of 2011.
(5)

As discussed above under the heading “Long-Term Equity Incentive Compensation,” on April 27, 2011, we granted Messrs. Wright and Fishman one-time awards of RSUs and stock options under the 2006 LTIP for incentive and retention purposes, approved by the Compensation Committee to closer align their equity ownership levels to other named executive officers. Messrs. Wright and Fishman were awarded 50,000 and 100,000 RSUs, respectively, each representing the right to receive one share of our common stock, scheduled to vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company; and options to purchase 50,000 and 100,000 shares of our common stock, respectively. The options have an exercise price of $3.60, which was the closing price of our company’s common stock on April 26, 2011, the trading day preceding the date of grant, will vest in full on the third anniversary of the date of grant, subject to continued employment, and will expire on the seventh anniversary of the date of grant.

(6)	In recognition of Mr. Hendrix’s promotion to the position of Chief Executive Officer of our company effective January 1, 2009, we granted Mr. Hendrix options to purchase 500,000 shares of our common stock on February 24, 2009 under the 2006 LTIP. Additionally, we granted Mr. Hendrix one-time awards of 750,000 RSUs and 250,000 stock options on February 9, 2010 under the 2006 LTIP in connection with his promotion in January of 2009 to Chief Executive Officer.
(7)	On January 4, 2010, in recognition of Mr. Lloyd’s increased responsibilities, we granted Mr. Lloyd one-time awards of 30,000 RSUs and 160,000 stock options under the 2006 LTIP for incentive and retention purposes.
(8)	As part of our company’s Partner Leveraged Stock Purchase Program in which the executive officer was awarded three options for each share of our company’s common stock purchased, on April 8, 2010, Mr. Wright was awarded options to purchase 12,000 shares of our common stock under the 2006 LTIP.
(9)	As part of our company’s Partner Leveraged Stock Purchase Program for non-executive officers, in which members of our Partnership group were awarded two options for each share of our company’s common stock purchased, Mr. Fishman, who was not an executive officer of our company at the time, was granted 17,270 options on February 4, 2010 and 40,000 options on April 8, 2010 under the 2006 LTIP.
(10)	On February 9, 2010, we granted Mr. Neuhauser a one-time award of options to purchase 150,000 shares of our common stock under the 2006 LTIP for incentive and retention purposes.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below contains, in compliance with the reporting requirements of the SEC, the compensation information for our named executive officers for the years ended December 31, 2011, 2010 and 2009. In accordance with SEC rules, the following table includes for a particular calendar year only those stock and option awards granted during that calendar year, rather than awards granted after year end, even if awarded for services in that calendar year. Therefore, the Compensation Committee and the Board view the Supplemental Compensation Table as a better reflection of their views on compensation related to 2011, 2010 and 2009 performance. The Summary Compensation Table below includes values for contingent compensation, such as unvested and/or unpaid stock awards and unexercised stock options. The named executive officers may never realize the value of certain items included under the column headed “Total” (as is the case in recent years), or the amounts realized may differ materially from the amount listed in the Summary Compensation Table and related footnotes. In addition, equity compensation is reported in several different tables in this proxy statement. For that reason, investors should take care to not “double count” equity awards.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Richard J. Hendrix	2011	750,000	—	142,125		—		—	—	—		892,125
President and Chief Executive Officer	2010	750,000	400,000	5,212,252	(4)	730,000	(4)	—	—	—		7,092,252
	2009	750,000	1,139,750	—		870,000		—	—	—		2,759,750

Bradley J. Wright	2011	375,000	—	251,063		67,500		—	—	—		693,563
Executive Vice President, Chief Financial Officer and Chief Administrative Officer	2010 2009	371,154 250,000	200,000 393,600	74,614 63,935		22,200 —		— —	— —	— —		667,968 707,535

Adam J. Fishman	2011	400,000	—	620,563		135,000		—	—	—		1,155,563
Senior Managing Director, Head of Sales and Research	2010	395,385	555,846	20,161		114,066		—	—	100,000	(5)	1,185,458

Michael A. Lloyd	2011	400,000	—	260,563		—		—	—	—		660,563
Senior Managing Director, Group Head of Credit, Convertibles and Options	2010	395,384	572,000	835,401		441,600		—	—	—		2,244,385

James C. Neuhauser	2011	500,000	—	142,125		—		—	—	—		642,125
Executive Vice President and Chief Investment Officer	2010 2009	492,308 250,000	400,000 703,250	703,250 235,295		325,500 —		— —	— —	— —		1,921,058 1,188,545

(1)	For Messrs. Fishman and Lloyd, compensation is not shown for fiscal year 2009 because they were not named executive officers in fiscal year 2009.
(2)	Amounts represent cash portion of bonus compensation attributable to the relevant performance year. Cash bonuses were not paid to our named executive officers for fiscal year 2011.
(3)	The amounts in these columns represent the aggregate grant date fair value of stock-based awards computed in accordance with FASB ASC Topic 718. The discussion of the assumptions used for purposes of the valuation of the restricted shares of common stock, RSUs and stock options granted appears in Note 12 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
(4)	The 2010 awards reported in these columns do not reflect the Compensation Committee’s and the Board’s view of the equity incentives awarded to Mr. Hendrix for his 2010 performance, especially as it relates to the one-time award of 750,000 RSUs and 250,000 stock options to Mr. Hendrix approved by the Board in 2010 in connection with his promotion in January of 2009 to Chief Executive Officer; these columns do reflect calendar year awards in compliance with the reporting requirements of the SEC.

(5)	On January 29, 2010, as part of his 2009 performance discretionary compensation, Mr. Fishman was awarded the right to receive 5,000 shares of Class A Common Stock of NBH Holdings Corp. (“NBH”), valued at $100,000 upon grant based on a market price per share of $20. Subject to continued employment with FBR and/or its affiliates, 50% of the award vested upon consummation of a “Qualified Investment Transaction,” which occurred on December 10, 2010, and 50% vested on April 20, 2011, which was 18 months from the initial offering date of October 20, 2009. As defined in the NBH offering memorandum, a “Qualified Investment Transaction” means an Investment Transaction (as defined below) that, together with any other Investment Transaction (including any follow-on investments in or contributions to the capital of any businesses in which NBH previously invested in connection with an Investment Transaction), represents total capital deployed (measured in each case as of the time of the relevant Investment Transaction) of at least 25% of the net proceeds from the offering. An “Investment Transaction” means a transaction in which NBH acquires control of, or makes a non-control investment in, a banking institution (including any savings association or similar financial institution) within the United States, provided that non-control investments will not qualify as Investment Transactions unless NBH obtains a board seat or other governance rights pursuant to a shareholder rights or similar agreement.

Grants of Plan-Based Awards Table for 2011

The following table presents information concerning each grant made to our named executive officers in the fiscal year ended December 31, 2011, under any plan, including awards, if any, that subsequently have been transferred. In accordance with SEC rules, the table does not include February 2012 awards.

Name	Grant Date		Date of Compensation Committee Approval	All Other Stock Awards: Number of Shares of Stock (#)	All Other Stock Awards: Number of Shares Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Date of Grant ($/sh)	Grant Date Fair Value ($)(3)
Richard J. Hendrix	2/23/2011	(1)	2/22/2011	37,500				142,125
Bradley J. Wright	2/23/2011	(1)	2/22/2011	18,750				71,063
	4/27/2011	(2)	4/25/2011	50,000				180,000
	4/27/2011	(2)	4/25/2011		50,000	3.60	3.60	67,500
Adam J. Fishman	2/23/2011	(1)	2/22/2011	68,750				260,563
	4/27/2011	(2)	4/25/2011	100,000				360,000
	4/27/2011	(2)	4/25/2011		100,000	3.60	3.60	135,000
Michael A. Lloyd	2/23/2011	(1)	2/22/2011	68,750				260,563
James C. Neuhauser	2/23/2011	(1)	2/22/2011	37,500				142,125

(1)	On February 23, 2011, we granted the following awards of RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the fourth anniversary of the date of grant, subject to continued employment with our company: Messrs. Hendrix and Neuhauser were each awarded 37,500 RSUs, Mr. Wright was awarded 18,750 RSUs, and Messrs. Fishman and Lloyd were each awarded 68,750 RSUs. These RSUs were awarded under the 2006 LTIP as partial payment of the discretionary bonuses paid to the respective named executive officer by us for their 2010 service.
(2)	On April 27, 2011, we granted Messrs. Wright and Fishman one-time awards of RSUs and stock options under the 2006 LTIP for incentive and retention purposes, approved by the Compensation Committee to closer align their equity ownership levels to other named executive officers. Messrs. Wright and Fishman were awarded 50,000 and 100,000 RSUs, respectively, each representing the right to receive one share of our common stock, scheduled to vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company; and options to purchase 50,000 and 100,000 shares of our common stock, respectively. The options have an exercise price of $3.60, which was the closing price of our company’s common stock on April 26, 2011, the trading day preceding the date of grant, will vest in full on the third anniversary of the date of grant, subject to continued employment, and will expire on the seventh anniversary of the date of grant.
(3)	Represents the grant date fair value, which has been computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards At 2011 Fiscal Year-End

The following table sets forth information concerning equity awards of our named executive officers that were outstanding at December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard J. Hendrix(1)	106,666	213,334		5.61	8/20/2015	1,104,066	2,263,335
	250,000	250,000		2.95	2/24/2019
		250,000		5.43	2/9/2020

Bradley J. Wright(2)	11,555	23,112		5.61	8/20/2015	115,984	237,767
		12,000		4.57	4/8/2016
		50,000		3.60	4/27/2018

Adam J. Fishman(3)	45,000			15.00	8/16/2012	220,037	451,076
	8,889	17,778		5.61	8/20/2015
		30,000		6.80	12/24/2015
		17,270		5.79	2/4/2016
		40,000		4.57	4/8/2016
		100,000		3.60	4/27/2018

Michael A. Lloyd(4)		20,000		6.80	12/24/2015	265,270	543,804
		160,000		6.18	1/4/2017

James C. Neuhauser(5)	135,000			15.00	8/16/2012	261,576	536,231
	53,333	106,667		5.61	8/20/2015
		150,000		5.43	2/9/2016

(1)	On August 20, 2008, Mr. Hendrix was granted options to purchase 320,000 shares of our common stock under the 2006 LTIP. The options have an exercise price of $5.61 per share, which was the closing price of our common stock on August 19, 2008, the day preceding the date of grant, will vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company, and will expire on the seventh anniversary of the date of grant.

On February 24, 2009, Mr. Hendrix was granted options to purchase 500,000 shares of our common stock under the 2006 LTIP. The options have an exercise price of $2.95 per share, which was the closing price of our common stock on February 23, 2009, the day preceding the date of grant, will vest four equal annual installments on the first four anniversaries of the date of grant, subject to continued employment with our company, and will expire on the tenth anniversary of the date of grant.

Based on a review of Mr. Hendrix’s increased responsibilities and contributions to our company as Chief Executive Officer, the benefits of further aligning Mr. Hendrix’s short and long-term interests with those of our company and shareholders, and a review of Mr. Hendrix’s equity ownership as Chief Executive Officer of our company, on February 9, 2010, the Board approved the award of options to purchase 250,000 shares of our company’s common stock under the 2006 LTIP. The options have an exercise price of $5.43, which was the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, will vest in three equal installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company, and will expire on the tenth anniversary of the date of grant.

Unvested RSUs held by Mr. Hendrix at December 31, 2011 vest as follows: 106,667 RSUs will vest in two equal annual installments beginning on February 20, 2012, 750,000 RSUs will vest in three equal annual installments beginning on February 9, 2013, 209,899 RSUs will vest in full on February 9, 2013, and 37,500 RSUs will vest in full on February 23, 2015.

(2)	On August 20, 2008, Mr. Wright was granted options to purchase 34,667 shares of our common stock under the 2006 LTIP. The options have an exercise price of $5.61 per share, which was the closing price of our common stock on August 19, 2008, the day preceding the date of grant, will vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company, and will expire on the seventh anniversary of the date of grant.

As part of our company’s Partner Leveraged Stock Purchase Program in which the executive officer was awarded three options for each share of our company’s common stock purchased, on April 8, 2010, Mr. Wright was awarded options to purchase 12,000 shares of our common stock under the 2006 LTIP. The options have an exercise price of $4.57, which was the closing price of our common stock on April 7, 2010, the day preceding the date of grant, and will vest in full on the third anniversary of the date of grant, subject to continued employment with our company, unless termination is involuntary without cause, in which case vested and unvested options as of the date of employment termination shall continue to vest and be exercisable until the earlier of the third anniversary of the employment termination date or the options expiration date, which is the sixth anniversary of the date of grant. Under this program, if Mr. Wright sells any shares of our company stock before the expiration date of this options award, which reduces the aggregate number of shares deemed to be held by Mr. Wright for purposes of the company’s Partner Ownership Guidelines to less than the minimum number of shares established for him under such Guidelines, then the number of shares purchasable under this options award, whether vested or not vested, shall be immediately reduced by three options per each share sold.

On April 27, 2011, Mr. Wright was awarded options to purchase 50,000 shares of our common stock under the 2006 LTIP, as a one-time grant for incentive and retention purposes, approved by the Compensation Committee to closer align Mr. Wright’s equity ownership levels to other named executive officers. The options have an exercise price of $3.60, which was the closing price of our common stock on April 26, 2011, the day preceding grant, will vest in full on the third anniversary of the date of grant, subject to continued employment, and will expire on the seventh anniversary of the date of grant.

Unvested restricted shares/RSUs held by Mr. Wright at December 31, 2011 vest as follows: 8,244 RSUs will vest in two equal annual installments beginning on February 9, 2012, 9,392 RSUs will vest in full on February 24, 2012, 16,667 restricted shares will vest in two equal annual installments beginning on February 25, 2012, 11,556 RSUs will vest in two equal annual installments beginning on April 21, 2012, 1,375 RSUs will vest in full on February 9, 2013, 50,000 RSUs will vest in three equal annual installments beginning on April 27, 2014, and 18,750 RSUs will vest in full on February 23, 2015.

(3)	In connection with our July 2006 private offering, Arlington Asset’s Board of Directors, which at the time included Mr. Hendrix, awarded 45,000 stock options under the 2006 LTIP to Mr. Fishman with 3-year cliff vesting on August 16, 2009, the third anniversary of the grant date, an exercise price of $15 per share, and a six-year term until expiration, subject to continued employment with our company.

On August 20, 2008, Mr. Fishman was granted options to purchase 26,667 shares of our common stock under the 2006 LTIP. The options have an exercise price of $5.61 per share, which was the closing price of our common stock on August 19, 2008, the day preceding the date of grant, will vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company, and will expire on the seventh anniversary of the date of grant.

As part of our company’s Partner Leveraged Stock Purchase Program, in which members of our Partnership group, other than named executive officers, were awarded two options for each share of our company’s common stock purchased, Mr. Fishman, who was not an executive officer of our company at the time, was granted the following options awards: On December 24, 2009, Mr. Fishman was awarded options to purchase 30,000 shares of our common stock at an exercise price of $6.80, which was the closing price of our company’s common stock on December 23, 2009, the day preceding the grant date; on February 4, 2010, Mr. Fishman was awarded options to purchase 17,270 shares of our common stock at an exercise price of $5.79, which was the closing price of our company’s common stock on February 3, 2010, the day preceding the grant date; and on April 8, 2010, Mr. Fishman was awarded options to purchase 40,000 shares of our common stock at an exercise price of $4.57, which was the closing price of our company’s common stock on April 7, 2010, the day preceding the grant date. These awards of stock options to Mr. Fishman under the Partner Leveraged Stock Purchase Program vest in full on the third anniversary of the respective dates of grant, subject to continued employment with our company, unless termination is involuntary without cause. Upon involuntary termination without cause, vested and unvested options as of the date of employment termination shall continue to vest and be exercisable until the earlier of the third anniversary of the employment termination date or the options expiration date, which is the sixth anniversary of the respective dates of grant. Under this program, if Mr. Fishman sells any shares of our company stock before the expiration date of these options awards, which reduces the aggregate number of shares deemed to be held by Mr. Fishman or for purposes of the company’s Partner Ownership Guidelines to less than the minimum number of shares established for them under such Guidelines, then the number of shares purchasable under these options awards, whether vested or not vested, shall be immediately reduced by two options per each share sold.

On April 27, 2011, Mr. Fishman was awarded options to purchase 100,000 shares of our common stock under the 2006 LTIP as a one-time grant for incentive and retention purposes, approved by the Compensation Committee to closer align Mr. Fishman’s equity ownership levels to other named executive officers. The options have an exercise price of $3.60, which was the closing price of our common stock on April 26, 2011, the day preceding grant, will vest in full on the third anniversary of the date of grant, subject to continued employment, and will expire on the seventh anniversary of the date of grant.

Unvested restricted shares/RSUs held by Mr. Fishman at December 31, 2011 vest as follows: 42,223 RSUs will vest in two equal annual installments beginning on February 21, 2012, 5,000 restricted shares will vest in full on June 7, 2012, 3,767 RSUs will vest in two equal annual installments beginning on August 9, 2012, 297 RSUs will vest in full on August 9, 2013, 100,000 RSUs will vest in three equal annual installments beginning on April 27, 2014, and 68,750 RSUs will vest in full on February 23, 2015.

(4)

As part of our company’s Partner Leveraged Stock Purchase Program, in which members of our Partnership group, other than named executive officers, were awarded two options for each share of our company’s common stock purchased, Mr. Lloyd, who was not an executive officer of our company at the time, was granted the following options award: On December 24, 2009, Mr. Lloyd was awarded options to purchase 20,000 shares of our common stock at an exercise price of $6.80, which was the closing price of our company’s common stock on December 23, 2009, the day preceding the grant date. This award of stock options to Mr. Lloyd under the Partner Leveraged Stock Purchase Program vest in full on the third anniversary of the date of grant, subject to continued employment with our company, unless termination is involuntary without cause. Upon involuntary termination without cause, vested and unvested options as of the date of employment termination shall continue to vest and be exercisable until the earlier of the third anniversary of the employment termination date or the options expiration date, which is the sixth anniversary of the date of grant. Under this program, if Mr. Lloyd sells any shares of our company stock before the expiration date of this options award, which reduces the aggregate number of shares deemed to be held by Mr. Lloyd for purposes of the company’s Partner Ownership Guidelines to less than the minimum number of shares established for them under such Guidelines, then the number of shares purchasable under this options award, whether vested or not vested, shall be immediately reduced by two options per each share sold.

On January 4, 2010, in recognition of Mr. Lloyd’s increased responsibilities, we granted Mr. Lloyd options to purchase 160,000 shares of our common stock as a one-time grant under the 2006 LTIP for incentive and retention purposes. The options have an exercise price of $6.18, which was the closing price of our company’s common stock on December 31, 2009, the trading day preceding the date of grant, will vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company, and will expire on the seventh anniversary of the date of grant.

Unvested RSUs held by Mr. Lloyd at December 31, 2011 vest as follows: 60,484 RSUs will vest in two equal annual installments beginning on June 23, 2012, 30,000 RSUs will vest in three equal annual installments beginning on January 4, 2013, 106,036 RSUs will vest in three equal annual installments beginning on January 29, 2013, and 68,750 RSUs will vest in full on February 23, 2015.

(5)	In connection with our July 2006 private offering, Arlington Asset’s Board of Directors, which at the time included Mr. Hendrix, awarded 135,000 stock options under the 2006 LTIP to Mr. Neuhauser with 3-year cliff vesting on August 16, 2009, the third anniversary of the grant date, an exercise price of $15 per share, and a six-year term until expiration, subject to continued employment with our company.

On August 20, 2008, Mr. Neuhauser was granted options to purchase 160,000 shares of our common stock under the 2006 LTIP. The options have an exercise price of $5.61 per share, which was the closing price of our common stock on August 19, 2008, the day preceding the date of grant, will vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company, and will expire on the seventh anniversary of the date of grant.

On February 9, 2010, Mr. Neuhauser was awarded options to purchase 150,000 shares of our common stock as a one-time grant under the 2006 LTIP for incentive and retention purposes. The options have an exercise price of $5.43, which was the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, will vest in full on the third anniversary of the date of grant, subject to continued employment with our company, and will expire on the sixth anniversary of the date of grant.

Unvested restricted shares/RSUs held by Mr. Neuhauser at December 31, 2011 vest as follows: 53,334 RSUs will vest in two equal annual installments beginning on February 21, 2012, 34,563 RSUs will vest in full on February 24, 2012, 6,667 restricted shares will vest in full on June 7, 2012, 129,512 RSUs will vest in full on February 9, 2013, and 37,500 RSUs will vest in full on February 23, 2015.

(6)	The market value of the restricted shares and RSUs that have not vested as of December 31, 2011 was calculated based on $2.05 per share, the closing price of our company’s common stock on December 30, 2011. Dividends, if any, will be paid on outstanding shares of restricted stock at the same rate as paid to all holders of record of our common stock. For 2011, we did not pay any dividends on shares of our common stock.

Option Exercises and Stock Vested

No stock options to purchase shares of our common stock were exercised by our named executive officers in 2011. In 2011, the following restricted shares/RSUs vested to our named executive officers:

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard J. Hendrix	53,333	202,132	(1)
Bradley J. Wright	24,373	88,730	(2)
Adam J. Fishman	30,972	113,486	(3)
Michael A. Lloyd	43,683	146,775	(4)
James C. Neuhauser	77,125	286,098	(5)

(1)	RSUs of Mr. Hendrix vested in 2011 as follows: 53,333 RSUs vested on February 22, 2011. The market price of our common stock on that date closed at $3.79.
(2)	Restricted shares/RSUs of Mr. Wright vested in 2011 as follows: 4,122 RSUs vested on February 9, 2011. The market price of our common stock on that date closed at $3.80. 6,141 RSUs vested on February 24, 2011. The market price of our common stock on that date closed at $3.59. 8,333 restricted shares vested on February 25, 2011. The market price of our common stock on that date closed at $3.62. 5,777 RSUs vested on April 21, 2011. The market price of our common stock on that date closed at $3.61.

(3)	Restricted shares/RSUs of Mr. Fishman vested in 2011 as follows: 2,979 restricted shares vested on February 1, 2011. The market price of our common stock on that date closed at $3.84. 21,110 RSUs vested on February 22, 2011. The market price of our common stock on that date closed at $3.79. 5,000 restricted shares vested on June 7, 2011. The market price of our common stock on that date closed at $3.41. 1,883 RSUs vested on August 9, 2011. The market price of our common stock on that date closed at $2.65.

(4)	RSUs of Mr. Lloyd vested in 2011 as follows: 43,683 RSUs vested on June 23, 2011. The market price of our common stock on that date closed at $3.36.

(5)	Restricted shares/RSUs of Mr. Neuhauser vested in 2011 as follows: 21,193 restricted shares vested on February 15, 2011. The market price of our common stock on that date closed at $3.83. 26,666 RSUs vested on February 22, 2011. The market price of our common stock on that date closed at $3.79. 22,599 RSUs vested on February 24, 2011. The market price of our common stock on that date closed at $3.59. 6,667 restricted shares vested on June 7, 2011. The market price of our common stock on that date closed at $3.41.

Potential Payments Upon Termination or Change-in-Control

With the exception of our company’s employment agreement with Richard J. Hendrix, we do not have employment contracts or post-termination compensation agreements with any of our named executive officers, and we do not have contractual provisions or other arrangements with any of the named executive officers, which provide for payments at, following, or in connection with the resignation, severance, retirement or other termination (including constructive termination) of a named executive officer. Unvested stock options, restricted stock awards, and RSUs held by grantees, including those held by named executive officers, may vest upon a change in control or following a change in control, or upon termination of employment due to death or disability, as provided under the terms of our 2006 LTIP.

The following tables represent the payments due to our named executive officers in the event termination or change in control payments would have been triggered under the 2006 LTIP and Mr. Hendrix’s employment agreement as of December 31, 2011. For further information on the terms of Mr. Hendrix’s employment agreement, see “Certain Relationships and Transactions with Related Persons — Employment Agreement With Our President and Chief Executive Officer” above and also the actual employment agreement, which we filed as an exhibit to our Quarterly Report on Form 10-Q on May 12, 2008.

Payments Due Upon Termination Without Cause or Resignation for Good Reason

Name	Cash Payment ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)(3)	Total ($)
Richard J. Hendrix	4,350,471	2,263,335	—	—	—	117,318	6,731,124
Bradley J. Wright	14,423	—	—	—	—	—	14,423
Adam J. Fishman	15,385	—	—	—	—	—	15,385
Michael A. Lloyd	15,385	—	—	—	—	—	15,385
James C. Neuhauser	19,231	—	—	—	—	—	19,231

(1)	In the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, Mr. Hendrix is entitled to receive within ten days after the termination of his employment a single-sum cash payment equal to two times the average total annual salary and performance bonus earned by and paid to Mr. Hendrix with respect to the two fiscal years preceding the date of termination. In addition, in the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, the unpaid portion of any earned and accrued, but not yet paid, annual salary shall be paid to Mr. Hendrix in a lump sum within ten days after the termination of his employment. For the purposes of this table, we assume that the termination occurred on December 31, 2011, before he received the last bi-weekly payment of the year.

In the event of termination without cause or resignation for good reason as of December 31, 2011, Messrs. Wright, Fishman, Lloyd and Neuhauser would receive the unpaid portion of earned and accrued, but not yet paid, annual salary.

(2)

In the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, all unvested incentive equity and equity-based awards, including any performance-based awards that are not intended to qualify as “performance based compensation” under Section 162(m) of the Code based on a performance measurement period beginning after January 1, 2009, shall immediately vest and any time-based forfeiture restrictions shall immediately lapse. The value of all restricted shares and RSUs whose time-based forfeiture provisions would lapse is based on the number of shares multiplied by $2.05 per share, the closing price of our common stock on December 30, 2011, the last trading day of the year. All outstanding options have an exercise price greater than the closing price of our common stock on December 30, 2011, the last trading day of the year; therefore, the value of those options for purposes of this table at that date was zero.

(3)	In the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, our company shall, for five years, provide Mr. Hendrix and his qualified beneficiaries health plan coverage through our group health plans while Mr. Hendrix is eligible under COBRA or shall reimburse Mr. Hendrix for premiums he incurs under a substantially similar private health insurance plan thereafter. For the purposes of this table, we assume that the cost of the health plan coverage is the same as the average per-employee amount we pay to provide our employees health care coverage in 2012, with an annual cost increase trend of 10%, as projected by our external healthcare benefits advisor.

Payments Due Upon Termination Without Cause Due to A Reduction in Force

Name	Cash Payment ($)		Stock Awards ($)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)(5)	Total ($)
Richard J. Hendrix	4,350,471	(1)	2,263,335	(1)	—	—	—	117,318	6,731,124
Bradley J. Wright	14,423	(2)	85,235	(3)	—	—	—	—	99,658
Adam J. Fishman	15,385	(2)	124,255	(3)	—	—	—	—	139,640
Michael A. Lloyd	15,385	(2)	207,044	(3)	—	—	—	—	222,429
James C. Neuhauser	19,231	(2)	328,408	(3)	—	—	—	—	347,639

(1)	Our 2006 LTIP specifically contemplates a termination without cause due to a reduction in force, whereas Mr. Hendrix’s employment agreement contemplates a termination without cause more broadly. This table includes the same information for Mr. Hendrix as the table above entitled “Payments Due Upon Termination Without Cause or Resignation for Good Reason.” Please refer to the footnotes of that table for details of payments to Mr. Hendrix that would have been made if he had been terminated without cause due to a reduction in force on December 31, 2011.
(2)	In the event of termination without cause due to a reduction in force as of December 31, 2011, Messrs. Wright, Fishman, Lloyd and Neuhauser would receive the unpaid portion of earned and accrued, but not yet paid, annual salary.
(3)	In the event of a termination without cause due to a reduction in force, and pursuant to our 2006 LTIP, our named executive officers’ unvested options shall be forfeited, restricted stock and RSUs subject to cliff vesting or annual pro rata vesting provisions shall vest pro rata and remaining unvested restricted stock and RSUs shall be forfeited, and all performance awards (as defined in the 2006 LTIP) shall be payable pro rata at the end of the applicable performance period and only if the associated performance goals are achieved.

The value of unvested restricted shares and RSUs is based on the number of shares that would vest in the event of a termination without cause due to a reduction in force multiplied by $2.05, which was the closing price of our common stock on December 30, 2011, the last trading day of the year.

(4)	All outstanding vested options have an exercise price greater than the closing price of our common stock on December 30, 2011, the last trading day of the year; therefore, the value of those options for purposes of this table at that date was zero. As noted above, and pursuant to our 2006 LTIP, unvested options shall be forfeited in the event of a termination without cause due to a reduction in force.
(5)	In the event of a termination of Mr. Hendrix’s services to us without cause (i.e., due to a reduction in force), our company shall, for five years, provide Mr. Hendrix and his qualified beneficiaries health plan coverage through our group health plans while Mr. Hendrix is eligible under COBRA or shall reimburse Mr. Hendrix for premiums he incurs under a substantially similar private health insurance plan thereafter. For the purposes of this table, we assume that the cost of the health plan coverage is the same as the average per-employee amount we pay to provide our employees health care coverage in 2012, with an annual cost increase trend of 10%, as projected by our external healthcare benefits advisor.

Payments Due Upon Termination Due to Death or Disability

Name	Cash Payment ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)	Total ($)
Richard J. Hendrix	28,846	2,263,335	—	—	—	—	2,292,181
Bradley J. Wright	14,423	237,767	—	—	—	—	252,190
Adam J. Fishman	15,385	451,076	—	—	—	—	466,461
Michael A. Lloyd	15,385	543,804	—	—	—	—	559,189
James C. Neuhauser	19,231	536,231	—	—	—	—	555,462

(1)	In the event of a termination of Mr. Hendrix’s services to us due to his death or disability, the unpaid portion of any earned and accrued, but not yet paid, annual salary shall be paid to his estate in a lump sum. In addition, in the event of a termination of Mr. Hendrix’s services to us due to his death or disability, Mr. Hendrix is also entitled to any unpaid amounts of any earned and accrued, but not yet paid, amounts under any bonus, equity or long-term incentive plan of our company then in effect. For the purposes of this table, we assume that Mr. Hendrix died or became disabled on December 31, 2011, before receiving the last bi-weekly payment of the year.

In the event of termination due to death or disability as of December 31, 2011, Messrs. Wright, Fishman, Lloyd and Neuhauser would be entitled to the unpaid portion of earned and accrued, but not yet paid, annual salary.

(2)	In the event of a termination of Mr. Hendrix’s services to us due to his death or disability, and pursuant to his employment agreement with us, all unvested incentive equity and equity-based awards shall immediately vest and any time-based forfeiture restrictions shall immediately lapse.

In the event of a termination due to death or disability, and pursuant to the 2006 LTIP, unvested options shall immediately vest and become fully exercisable (and remain exercisable for one year), all unvested restricted stock and RSUs shall fully vest and become free of all restrictions and deferral limitations, and all performance awards (as defined in the 2006 LTIP) shall be considered to be earned and payable and any deferral or other restriction shall lapse.

The value of all unvested restricted shares and RSUs is based on the number of shares that would vest in the event of a termination due to death or disability multiplied by $2.05, which was the closing price of our common stock on December 30, 2011, the last trading day of the year.

For purposes of this table, we assume that each named executive officer died or became disabled on December 31, 2011.

(3)	All outstanding options have an exercise price greater than the closing price of our common stock on December 30, 2011, the last trading day of the year; therefore, the value of those options for purposes of this table at that date was zero.

Payments Due Upon Change in Control

Name	Cash Payment ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)	Total ($)
Richard J. Hendrix	—	2,263,335	—	—	—	—	2,263,335
Bradley J. Wright	—	237,767	—	—	—	—	237,767
Adam J. Fishman	—	451,076	—	—	—	—	451,076
Michael A. Lloyd	—	543,804	—	—	—	—	543,804
James C. Neuhauser	—	536,231	—	—	—	—	536,231

(1)	The value of all unvested restricted shares and RSUs is based on the number of shares and RSUs that would vest upon a change in control multiplied by $2.05, which was the closing price of our common stock on December 30, 2011, the last trading day of the year.

Unless an award agreement made under the 2006 LTIP states otherwise, upon a change in control, all unvested options shall immediately vest and become fully exercisable, all unvested restricted stock and RSUs shall fully vest and become free of all restrictions and deferral limitations, and all performance awards (as defined in the 2006 LTIP) shall be considered to be earned and payable and any deferral or other restriction shall lapse. Certain award agreements for our named executive officers state that the Compensation Committee shall determine the impact of a change in control, including whether RSUs will vest and become free of restrictions and deferral limitations or will be assumed or substituted for by the successor company. For purposes of this table, if the Compensation Committee were to have determined that the RSUs subject to this provision were to be assumed or substituted for by the successor company, then the “Stock Awards” amounts for this table would instead be as follows:

Name	Stock Awards ($)
Richard J. Hendrix	—
Bradley J. Wright	34,167
Adam J. Fishman	10,250
Michael A. Lloyd	—
James C. Neuhauser	13,667

(2)	All outstanding options have an exercise price greater than the closing price of our common stock on December 30, 2011, the last trading day of the year; therefore, the value of those options for purposes of this table at that date was zero.

COMPENSATION COMMITTEE REPORT

The following report is submitted by the Compensation Committee of the Board of Directors of FBR & Co. (the “Company”), which is composed of three independent directors, Messrs. Reimers, Hynes and Michael. The Board of Directors has concluded that each member of the Compensation Committee is independent, and that during 2011 each member of the Compensation Committee was independent, in each case according to the independence standards set forth in the NASDAQ listing standards and the Company’s Corporate Governance Guidelines.

The Compensation Committee oversees the Company’s compensation program on behalf of the Board of Directors. During 2011, the Compensation Committee met six times. In fulfilling its oversight duties, the Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” set forth in this proxy statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The report of the Compensation Committee set forth in this proxy statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted,

Arthur J. Reimers, Chairman
Thomas J. Hynes, Jr.
Ralph S. Michael, III

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibility is to provide assistance and guidance to the Board of Directors in discharging its oversight responsibilities relating to: (1) the accounting and financial reporting practices, and internal control systems, of FBR & Co. (the “Company”) and its subsidiaries; (2) the reliability and integrity of the Company’s financial statements, accounting policies, and financial reporting and disclosure practices; (3) the Company’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications, independence and performance; and (5) the staffing, qualifications and performance of the Company’s internal audit function.

The Audit Committee members are not professional accountants or auditors and these functions are not intended to replace or duplicate the activities of management or the independent auditors. Management has primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors, are responsible for planning and carrying out an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and of management’s assessment of the Company’s internal control over financial reporting, expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles as well as the effectiveness of the Company’s internal control over financial reporting and management’s assessment thereof, reviewing the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and other procedures.

During the last year, in connection with the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in fulfillment of its oversight responsibilities, the Audit Committee did the following, among other things:

•	discussed with PwC the overall scope of and plans for their audit;

•

reviewed, upon completion of the audit, the financial statements to be included in the Form 10-K and management’s report on internal control over financial reporting and discussed the financial statements and the Company’s internal control over financial reporting with management;

•

conferred with PwC and with senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls (including the Company’s internal control over financial reporting) in effect;

•	instructed PwC that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders;

•

discussed with PwC the results of their audit, including PwC’s assessment of the quality and appropriateness, not just acceptability, of the accounting principles applied by the Company, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements as well as other matters required to be communicated under generally accepted auditing standards, including the matters required by the Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

•

obtained from PwC in connection with the audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that were discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by PwC, and any material written communications between PwC and management.

The Audit Committee held eight meetings in 2011. Throughout the year we conferred with PwC, the Company’s internal audit team, and senior management in separate executive sessions to discuss any matters that the Audit

Committee, PwC, the internal audit team, or senior management believed should be discussed privately with the Audit Committee. We have direct and private access to both the internal and external auditors of the Company.

We have discussed with PwC their independence from management and the Company and have received and reviewed the written disclosure and the letter regarding the auditors’ independence as required by the Public Company Accounting Oversight Board. We have also concluded that PwC’s provision to the Company’s and its affiliates of the non-audit services is compatible with PwC’s obligation to remain independent.

We have also established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board determined that each member of the Audit Committee was and is independent under the independence standards for audit committee members in the rules promulgated by the SEC under the Exchange Act and in the applicable independence standards of the NASDAQ Marketplace Rules, that each member was and is able to read and understand fundamental financial statements and that Mr. Michael qualified and each of Messrs. Kraemer and Reimers and Dr. Aggarwal qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.fbr.com under “Corporate Governance.” Any future changes in the charter of the Audit Committee will also be reflected on this website.

Based on the reviews and discussions described above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. We have also recommended, and the Board has approved, the selection of PwC as the independent auditors for the fiscal year ending December 31, 2012.

The report of the Audit Committee set forth in this proxy statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted,

Richard A. Kraemer, Chairman
Reena Aggarwal
Arthur J. Reimers

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the annual meeting other than as set forth in this proxy statement. However, if any other matters properly come before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment, as permitted under our Amended and Restated Bylaws and Virginia law.

By Order of the Board of Directors,

William J. Ginivan
Executive Vice President and General Counsel

May 7, 2012

Appendix A

ARTICLES OF AMENDMENT OF THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

FBR & CO.

I.

The name of the corporation is FBR & Co. (the “Corporation”).

II.

The amendment (the “Amendment”) adopted is as follows:

Article V of the Corporation’s Amended and Restated Articles of Incorporation is amended by inserting the following as Section 5.5 after Section 5.4 in the Corporation’s Amended and Restated Articles of Incorporation:

“5.5 Reverse Stock Split. As of [    :    ] a.m./p.m., Eastern Time, on [                    ], [                    ], 20     (the “Effective Time”), every [                ] shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time and held by each holder, shall automatically be combined into one validly issued, fully paid and non-assessable share of Common Stock, par value $.001 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).

A shareholder who otherwise would be entitled to receive a fractional share interest as a result of the Reverse Stock Split shall, with respect to such fractional share interest, be entitled to receive cash (without interest or deduction) from the Corporation in lieu of such fractional share interest, upon receipt by the Corporation’s transfer agent of such shareholder’s properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of such shareholder’s Old Certificates (as defined below), in an amount equal to the product of (i) the fractional share interest otherwise issuable to such shareholder as a result of the Reverse Stock Split, multiplied by (ii) the product of (A) the volume weighted average price of the Corporation’s Common Stock on the five trading days prior to the Effective Time, as reported by the NASDAQ Global Select Market, multiplied by (B) [            ].

Each certificate that, immediately prior to the Effective Time, represented shares of the Corporation’s Common Stock (the “Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been combined, subject to the elimination of fractional share interests as described above.

III.

The foregoing Amendment was proposed by the Corporation’s Board of Directors, which found adoption of the Amendment to be in the Corporation’s best interest and directed that the Amendment be submitted to a vote at a meeting of the Corporation’s shareholders on [                ], 2012.

IV.

On [                ], 2012, notice of the meeting of the Corporation’s shareholders, accompanied by a copy of this Amendment, was given in the manner provided in the Virginia Stock Corporation Act to each of the Corporation’s shareholders of record.

A-1

V.

The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the Amendment was:

Designation	Number of Outstanding Shares		Number of Votes Entitled to be Cast
Common Stock, $0.001 par value per share	[	]	[	]

The total number of votes cast for and against the Amendment by each voting group entitled to vote separately on the Amendment was:

Voting Group	Votes “FOR”		Votes “AGAINST”
Common Stock, $0.001 par value per share	[	]	[	]

The total number of votes cast for the Amendment by each voting group was sufficient for approval of the Amendments by the voting group.

No shares of preferred stock of the Corporation were entitled to vote on the Amendment.

VI.

Pursuant to Section 13.1-606 of the Virginia Stock Corporation Act, this Amendment shall become effective at [    :    ] a.m/p.m., Eastern Time, on [                    ], [                ], 20    .

IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed by its duly authorized Chief Executive Officer as of this      day of                     , 2012.

FBR & CO., a Virginia corporation

By:
Name:
Title:

A-2

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. To elect eight directors for a term of one year each.

O Reena Aggarwal

O Richard J. Hendrix

O Thomas J. Hynes, Jr.

O Adam J. Klein

O Richard A. Kraemer

O Ralph S. Michael, III

O Thomas S. Murphy, Jr.

O Arthur J. Reimers

2. To approve an amendment to the company’s Amended and Restated

Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of common stock of the company at a reverse stock split ratio of 1-for-4, 1-for-8, or some ratio between those two ratios, as may be selected by the Board of Directors within 12 months of the date of the annual meeting if this amendment is approved by shareholders.

3. To consider a non-binding advisory vote on the compensation of our named executive officers, as disclosed in the proxy

statement.

4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted “FOR”

each of the nominees for director, and “FOR” proposals 2, 3 and 4. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

The signer hereby revokes all previous proxies given by the signer to vote at the annual meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE

ENCLOSED ENVELOPE.

FOR AGAINST ABSTAIN

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

JOHN SMITH

1234 MAIN STREET

APT. 203

NEW YORK, NY 10038

NOMINEES:

ANNUAL MEETING OF SHAREHOLDERS OF

FBR & CO.

June 5, 2012

INTERNET - Access “www.voteproxy.com” and follow the

on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account

Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and

Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope

provided as soon as possible.

IN PERSON - You may vote your shares in person by attending

the Annual Meeting.

PROXY VOTING INSTRUCTIONS

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

and “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

--------------- ----------------

20830003030000000000 2 060512

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Annual

Report to Shareholders are available at www.fbr.com under “Investor Relations.”

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

0

14475

FBR & CO.

1001 Nineteenth Street North

Arlington, VA 22209

Proxy

ANNUAL MEETING OF SHAREHOLDERS

JUNE 5, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FBR CAPITAL

MARKETS CORPORATION FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE

HELD ON JUNE 5, 2012 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints William J. Ginivan, Bradley J. Wright and Ann Marie Pulsch,

or any of them, with full power of substitution in each, as proxies (and if the undersigned is a proxy,

substitute proxies) to vote all common stock of the undersigned in FBR Capital Markets

Corporation at the Annual Meeting of Shareholders to be held at the LeMeridien Hotel, 1121

Nineteenth Street North, Arlington, Virginia, on Wednesday, June 5, 2012, at 9:00 a.m., and at any

adjournment or postponement thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that may properly come before the meeting or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)